     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1997

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           FEDERAL-MOGUL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     MICHIGAN                                          33-0533580
          (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                           26555 NORTHWESTERN HIGHWAY
                           SOUTHFIELD, MICHIGAN 48034
                                 (810) 354-7700
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              DIANE L. KAYE, ESQ.
                           FEDERAL-MOGUL CORPORATION
                           26555 NORTHWESTERN HIGHWAY
                           SOUTHFIELD, MICHIGAN 48034
                                 (810) 354-7700
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                          Copies of Correspondence to:

                           ANDREW R. BROWNSTEIN, ESQ.
                         WACHTELL, LIPTON, ROSEN & KATZ
                              51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 403-1000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================

                                                                           PROPOSED MAXIMUM
                                              AMOUNT      PROPOSED MAXIMUM    AGGREGATE        AMOUNT OF
         TITLE OF EACH CLASS OF               TO BE        OFFERING PRICE      OFFERING       REGISTRATION
      SECURITIES TO BE REGISTERED           REGISTERED      PER UNIT(1)        PRICE(1)           FEE
------------------------------------------------------------------------------------------------------------
8.80% Senior Notes due 2007.............   $125,000,000         100%         $125,000,000       $37,879
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 promulgated under the Securities Act of 1933, as amended.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                             CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING THE LOCATION IN THE PROSPECTUS OF THE
                   INFORMATION REQUIRED BY PART I OF FORM S-4

                     ITEM NUMBER AND CAPTION                  LOCATION IN THE PROSPECTUS
            -----------------------------------------  -----------------------------------------
A.                  Information About the Transaction
        1.  Forepart of Registration Statement and
            Outside Front Cover Page of the
            Prospectus...............................  Front Cover Page of the Registration
                                                       Statement; Outside Front Cover Page of
                                                       the Prospectus
        2.  Inside Front and Outside Back Cover Pages
            of the Prospectus........................  Inside Front Cover Page of the
                                                       Prospectus; Outside Back Cover Page of
                                                       the Prospectus
        3.  Risk Factors, Ratio of Earnings to Fixed
            Charges and Other Information............  Summary; Risk Factors; Business; Selected
                                                       Financial Data; Ratio of Earnings to
                                                       Fixed Charges
        4.  Terms of the Transaction.................  Summary; Risk Factors; Use of Proceeds;
                                                       The Exchange Offer; Description of the
                                                       New Notes; Certain United States Federal
                                                       Income Tax Consequences; Plan of
                                                       Distribution
        5.  Pro Forma Financial Information..........  Use of Proceeds; Capitalization; Selected
                                                       Financial Data
        6.  Material Contracts with the Company Being
            Acquired.................................                      *
        7.  Additional Information Required for
            Reoffering by Persons and Parties Deemed
            to be Underwriters.......................                      *
        8.  Interests of Named Experts and Counsel...  Legal Matters; Experts
        9.  Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities..............................                      *
B.                   Information About the Registrant
       10.  Information with Respect to S-3
            Registrants..............................  Available Information; Summary; Risk
                                                       Factors; Use of Proceeds; Business; Ratio
                                                       of Earnings to Fixed Charges;
                                                       Capitalization; Selected Financial Data;
                                                       Directors and Executive Officers;
                                                       Executive Compensation; Security
                                                       Ownership of Certain Beneficial Owners
                                                       and Management; Certain Relationships and
                                                       Related Transactions
       11.  Incorporation of Certain Information by
            Reference................................  Information Incorporated by Reference
       12.  Information With Respect to S-2 or S-3
            Registrants..............................                      *
       13.  Incorporation of Certain Information by
            Reference................................                      *
       14.  Information With Respect to Registrants
            Other Than S-3 or S-2 Registrants........                      *

                     ITEM NUMBER AND CAPTION                  LOCATION IN THE PROSPECTUS
            -----------------------------------------  -----------------------------------------
C.       Information About the Company Being Acquired
       15.  Information With Respect to S-3
            Companies................................                      *
       16.  Information with Respect to S-2 or S-3
            Companies................................                      *
       17.  Information With Respect to Companies
            Other Than S-3 or S-2 Companies..........                      *

D.                  Voting and Management Information
       18.  Information if Proxies, Consents or
            Authorizations are to be Solicited.......                      *
       19.  Information if Proxies, Consents or
            Authorizations are not to be Solicited,
            or in an Exchange Offer..................  Directors and Executive Officers;
                                                       Executive Compensation; Security
                                                       Ownership of Certain Beneficial Owners
                                                       and Management; The Exchange Offer;
                                                       Certain Transactions

---------------
* Item is omitted because response is negative or item is inapplicable.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR OTHER JURISDICTION.

                   SUBJECT TO COMPLETION, DATED JUNE 19, 1997

PROSPECTUS

                        [FEDERAL-MOGUL CORPORATION LOGO]

                 OFFER TO EXCHANGE 8.80% SENIOR NOTES DUE 2007,
               FOR ANY AND ALL EXISTING NOTES (AS DEFINED HEREIN)

      THE EXCHANGE OFFER (AS DEFINED HEREIN) WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON                , 1997, UNLESS EXTENDED. AS DESCRIBED HEREIN,
WITHDRAWAL RIGHTS WITH RESPECT TO THE EXCHANGE OFFER ARE EXPECTED TO EXPIRE AT THE EXPIRATION OF THE EXCHANGE OFFER.

     Federal-Mogul Corporation, a Michigan corporation ("Federal-Mogul" or the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this prospectus (this "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to $125,000,000 aggregate principal amount of its 8.80% Senior Notes due 2007 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus is a part, for a like principal amount of its issued and outstanding 8.80% Senior Notes due 2007 (the "Existing Notes"). The New Notes and the Existing Notes are referred to herein as the "Notes." The Existing Notes were originally issued and sold in a transaction that was exempt from registration under the Securities Act under the exemption provided in Section 4(2) of the Securities Act and resold to certain qualified institutional buyers in reliance on, and subject to restrictions imposed pursuant to, Rule 144A under the Securities Act ("Rule 144A"). The terms of the New Notes are identical in all material respects to the terms of the Existing Notes except that the New Notes do not contain terms with respect to interest rate step-ups and the New Notes have been registered under the Securities Act and will not bear legends restricting the transferability thereof. See "Description of the New Notes." The Existing Notes have been, and the New Notes will be, issued under the Indenture (the "Indenture"), dated as of August 12, 1994, between the Company and First Trust National Association ("First Trust" or "Trustee"), as trustee and successor to Continental Bank. See "Description of New Notes". There will be no proceeds to the Company from this offering; however, pursuant to the Registration Agreement, dated April 23, 1997, by and among the Company, Salomon Brothers Inc, Bear, Stearns & Co. Inc. and Chase Securities Inc. (the "Registration Agreement"), the Company will bear certain offering expenses.

     The Exchange Offer is not conditioned upon any minimum number of Existing Notes being tendered. The Exchange Offer will expire at 5:00 p.m., New York City
time, on July   , 1997, unless extended (the "Expiration Date"). Subject to the terms and conditions of the Exchange Offer, including the reservation of certain rights by Federal-Mogul and the right of holders of Existing Notes to withdraw tenders at any time prior to the acceptance thereof, any and all Existing Notes validly tendered prior to the Expiration Date will be accepted on or promptly after the Expiration Date. New Notes to be issued in exchange for properly tendered Existing Notes will be delivered through the facilities of The Depository Trust Company by the Exchange Agent (as defined herein) promptly after the acceptance thereof. In the event that Federal-Mogul terminates the Exchange Offer and does not accept for exchange any Existing Notes, Federal-Mogul will promptly return the Existing Notes to the holders thereof. See "The Exchange Offer."

                                                        (continued on next page)
                            ------------------------

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF EXISTING NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.
                            ------------------------

      SEE "RISK FACTORS," COMMENCING ON PAGE 7, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF NOTES.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS JUNE 19, 1997.

     The Existing Notes were sold by the Company on April 23, 1997 (the "Offering") in transactions not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Existing Notes were subsequently resold to qualified institutional buyers in reliance upon Rule 144A. Accordingly, the Existing Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Agreement. See "The Exchange Offer."

     The New Notes will bear interest from April 23, 1997, the date of issuance of the Existing Notes that are tendered in exchange for the New Notes (or the most recent Interest Payment Date (as defined herein) to which interest on such Notes has been paid), at a rate equal to 8.80% per annum. Interest on the New Notes will be payable semi-annually on April 15 and October 15 of each year, commencing April 23, 1997.

     Based on interpretations by the Staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties, Federal-Mogul believes the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of Federal-Mogul within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) such New Notes are acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer, such holder has no arrangement with any person to participate in a distribution of the New Notes and (iii) such holder is not engaged in, and does not intend to engage in, a distribution of the New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter, and, therefore, there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of Existing Notes that desires to participate in the Exchange Offer will be required to make certain representations described in "The Exchange Offer -- Terms of the Exchange Offer."

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The New Notes will be represented by one or more Global Notes (as defined herein) registered in the name of a nominee of The Depository Trust Company, as depositary (the "Depositary"). Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Settlement for the New Notes will be made in immediately available funds. The New Notes will trade in the Depositary's Same-Day Funds Settlement System, and secondary market trading activity in the New Notes will therefore settle in immediately available funds. See "The Exchange Offer -- Book-Entry Transfer" and "Description of the New Notes -- Same-Day Settlement and Payment."

     There has not previously been any public market for the New Notes. Federal-Mogul does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. To the extent that an active market for the New Notes does develop, the market value of the New Notes will depend on market conditions, general economic conditions, the Company's financial condition and other factors. Such conditions might cause the New Notes, to the extent they are actively traded, to trade at a significant discount from face value. See "Risk Factors -- Lack of Public Market for the New Notes."

                             AVAILABLE INFORMATION

     Federal-Mogul is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and such material is contained on the worldwide web site maintained by the Commission at http://www.sec.gov. Reports, proxy statements and other information concerning Federal-Mogul can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Exchange, Stock and Options, Inc., 618 South Spring Street, Los Angeles, California 90014, and 301 Pine Street, San Francisco, California 94104.

     Federal-Mogul has filed with the Commission the Registration Statement under the Securities Act, with respect to the New Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information included or incorporated by reference in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus or in any document incorporated herein or therein as to the contents of any contract or other document referred to herein or therein and filed as an exhibit to, or incorporated by reference in, the Registration Statement are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to Federal-Mogul and the Notes, reference is hereby made to the Registration Statement and the exhibits and schedules thereto.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Federal-Mogul's Annual Report on Form 10-K for its fiscal year ended December 31, 1996, which was filed with the Commission pursuant to the Exchange Act on March 27, 1997 (File No. 1-1511) and Federal-Mogul's Quarterly Report on Form 10-Q, which was previously filed with the Commission pursuant to the Exchange Act on May 14, 1997, are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST DIRECTED TO: MS. DIANE L. KAYE, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, FEDERAL-MOGUL CORPORATION, 26555 NORTHWESTERN HIGHWAY, SOUTHFIELD, MICHIGAN 48034 (TELEPHONE: (810) 354-7700). IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE MADE BY                , 1997.

                                    SUMMARY

     The following summary information is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this Prospectus.

                                  THE COMPANY

     Federal-Mogul, founded in 1899 and incorporated in Michigan in 1924, is a global manufacturer and distributor of a broad range of precision parts, primarily vehicular components for automobiles and light trucks, heavy duty trucks, farm and construction vehicles and industrial products. The Company manufactures engine bearings, sealing systems, fuel systems, lighting products, pistons and chassis products. The Company engineers and manufactures products for original equipment manufacturers ("OE" products), principally the major automotive manufacturers in the United States and Europe, and also provides these and related products to aftermarket customers worldwide. In 1996, the Company's net sales were $2,030 million.

     Federal-Mogul's principal executive offices are located at 26555 Northwestern Highway, Southfield, Michigan 48034. The telephone number of those offices is (810) 354-7700.

                              RECENT DEVELOPMENTS

     During the fourth quarter of 1996, the management of the Company undertook an intensive review of the Company's business. On February 6, 1997, the Company announced details of a restructuring plan and a writedown of assets held for sale to fair value designed to improve the Company's cost structure, streamline its operations and divest its underperforming assets, including its international retail operations. The restructuring is intended to realign the Company's growth strategy behind its core competencies of manufacturing, engineering and distribution.

     The components of the restructuring and writedown of assets held for sale to fair value include: (i) the planned sale of 132 international retail operations located in Australia, Chile, Ecuador, Panama, Puerto Rico, South Africa and Venezuela; (ii) the planned sale or restructuring of approximately 30 wholesale international replacement operations in 10 countries; (iii) the rationalization of European manufacturing operations involving the relocation of product lines and workforce reductions; (iv) the consolidation of lighting products in Juarez, Mexico, resulting in the closing of the Company's Leiters Ford, Indiana manufacturing facility; (v) the consolidation or closure of North American warehouse facilities; (vi) the consolidation of customer support functions now housed in Southfield, Michigan and Phoenix, Arizona; (vii) the consolidation of European aftermarket management functions located in Geneva, Switzerland into the Wiesbaden, Germany manufacturing headquarters; and (viii) the streamlining of administrative and operational staff functions worldwide.

     In 1996, the Company recorded a restructuring charge of $57.6 million, comprised of $42.8 million for employee severance and $14.8 million for exit costs and consolidation of certain facilities. To reduce the carrying value of assets held for sale to fair value, the Company recorded an additional charge of $151.3 million related to impairment of goodwill and certain other assets and costs associated with the international retail operations held for sale. The Company also recorded special charges totaling $98.7 million in the third and fourth quarters of 1996. In 1996, the international wholesale and retail businesses to be sold or closed increased operating losses by approximately $9 million. Management believes that the operating results from these businesses will not have a material impact on the Company's operating results in 1997. For further information respecting the charges taken by the Company in 1996, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Restructuring and Adjustment of Assets Held for Sale to Fair Value" and Notes 2, 3, 4 and 5 of Notes to Consolidated Financial Statements filed under "Item 8. Financial Statements and Supplementary Data" of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996.

     The Company is now redirecting its efforts and resources to expand its core competencies in manufacturing and distribution by growing the manufacturing base globally while capitalizing on the aftermarket distribution network. Some of the growth in connection with the new strategy is expected to come through acquisitions which the Company will be exploring on an ongoing basis.

                               THE NOTE OFFERING

THE EXISTING NOTES............   The Existing Notes were sold by the Company in
                                 the Offering on April 23, 1997 (the "Issue
                                 Date"), and were subsequently resold to
                                 qualified institutional buyers pursuant to Rule
                                 144A and to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act.

REGISTRATION AGREEMENT........   In connection with the Offering, the Company
                                 entered into the Registration Agreement, which granted holders of the Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy the obligations of the Company with respect to such exchange and registration rights, which, except for limited instances involving the Initial Purchasers (as defined in the Registration Rights Agreement) or Holders (as defined in the Registration
                                 Rights Agreement) who are not eligible to participate in the Exchange Offer, terminate upon the consummation of the Exchange Offer.
                                 See "The Exchange Offer."

                               THE EXCHANGE OFFER

SECURITIES OFFERED............   $125,000,000 aggregate principal amount of
                                 8.80% Notes due April 15, 2007.

THE EXCHANGE OFFER............   The New Notes are being offered in exchange for
                                 an equal principal amount of Existing Notes. As of the date hereof, $125,000,000 aggregate principal amount of Existing Notes are outstanding. The Existing Notes may be tendered only in integral multiples of $1,000.

RESALE OF NEW NOTES...........   Based on interpretations by the Staff of the
                                 Commission as set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) such New Notes are acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer, such holder has no arrangement with any person to participate in a distribution of the New Notes and (iii) such holder is not engaged in, and does not intend to engage in, a distribution of the New Notes. By tendering the Existing Notes in exchange for the New Notes, each holder will represent to the Company that: (i) it is not such an affiliate of the Company, (ii) any New
                                 Notes to be received by it will be acquired in the ordinary course of business and (iii) at the time of the commencement of the Exchange
                                 Offer it had no arrangement with any person to participate in a distribution of the New Notes and, if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the New Notes. If a holder of Existing Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the
                                 Securities Act in connection with any secondary resale transaction.

                                 Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Existing Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the (first anniversary of) the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                 To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or to register the New Notes prior to offering or selling such New Notes. The Company has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Notes to trade the New Notes without any restrictions or limitations under the securities laws of the several states of the United States.

CONSEQUENCES OF FAILURE TO
  EXCHANGE EXISTING NOTES.....   Upon consummation of the Exchange Offer,
                                 subject to certain limited exceptions, holders of Existing Notes who do not exchange their Existing Notes for New Notes in the Exchange
                                 Offer will no longer be entitled to
                                 registration rights and will not be able to offer or sell their Existing Notes, unless such Existing Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange
                                 Offer -- Terms of the Exchange Offer" and
                                 "-- Consequences of Failure to Exchange."

EXPIRATION DATE...............   5:00 p.m., New York City time, on         ,
                                 1997 (30 calendar days following the
                                 commencement of the Exchange Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

INTEREST ON THE NEW NOTES.....   The New Notes will accrue interest at rate of
                                 8.80% per annum from April 23, 1997, the Issue
                                 Date of the Existing Notes. Interest on the New
                                 Notes is payable on April 15 and October 15 of each year.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The Exchange Offer is not conditioned upon any
                                 minimum principal amount of Existing Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company.
                                 See "The Exchange Offer -- Conditions." Except for the requirements of applicable United
                                 States federal and state securities laws, there are no United States federal or state regulatory requirements to be complied with or obtained by the Company in connection with the Exchange Offer.

PROCEDURES FOR TENDERING
  EXISTING NOTES..............   Each holder of Existing Notes wishing to accept
                                 the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documentation to the Exchange Agent at the address set forth herein and effect a tender of Existing Notes pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange
                                 Offer -- Procedures for Tendering" and
                                 "-- Book-Entry Transfer."

GUARANTEED DELIVERY
PROCEDURES....................   Holders of Existing Notes who wish to tender
                                 their Existing Notes and who cannot deliver their Existing Notes and a properly completed
                                 Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Existing Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer -- Guaranteed Delivery
                                 Procedures."

WITHDRAWAL RIGHTS.............   Tenders of Existing Notes may be withdrawn at
                                 any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Existing Notes, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth under "The Exchange Offer --
                                 Exchange Agent" prior to 5:00 p.m., New York
                                 City time, on the Expiration Date.

ACCEPTANCE OF EXISTING NOTES
  AND DELIVERY OF NEW NOTES...   Subject to certain conditions, any and all
                                 Existing Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                 City time, on the Expiration Date will be accepted for exchange. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration
                                 Date. See "The Exchange Offer -- Terms of the
                                 Exchange Offer."

CERTAIN UNITED STATES TAX
  CONSEQUENCES................   The exchange of Existing Notes for New Notes
                                 will not constitute a taxable exchange for United States federal income tax purposes. See
                                 "Certain United States Federal Income Tax
                                 Consequences."

EXCHANGE AGENT................                            is serving as exchange
                                 agent (the "Exchange Agent") in connection with the Exchange Offer.

FEES AND EXPENSES.............   All expenses incident to the Company's
                                 consummation of the Exchange Offer and
                                 compliance with the Registration Agreement will be borne by the Company. See "The Exchange
                                 Offer -- Fees and Expenses."

USE OF PROCEEDS...............   There will be no cash proceeds payable to
                                 Federal-Mogul from the issuance of the New
                                 Notes pursuant to the Exchange Offer. The proceeds from the sale of the Existing Notes were used to repay indebtedness of the Company, including borrowings under the Company's
                                 Revolving Credit and Competitive Advance
                                 Facility Agreement (the "Credit Facility"), dated as of June 30, 1994, as amended, bearing interest at 6 1/2%, and certain other indebtedness of the Company. See "Use of Proceeds."

                         SUMMARY OF TERMS OF NEW NOTES

     The Exchange Offer relates to the exchange of up to $125,000,000 aggregate principal amount of Existing Notes for up to an equal aggregate principal amount of New Notes. The New Notes will be entitled to the benefits of the same Indenture that governs the Existing Notes and that will govern the New Notes. The form and terms of the New Notes are identical in all material respects to the form and terms of the Existing Notes, except that the New Notes do not contain terms with respect to interest rate step-up provisions and the New Notes have been registered under the Securities Act and will not bear legends restricting the transferability thereof. See "Description of the New Notes."

NEW NOTES.....................   $125,000,000 in aggregate principal amount of
                                 8.80% Notes due 2007.

MATURITY DATE.................   April 15, 2007.

INTEREST PAYMENT DATES........   April 15, and October 15, commencing on April
                                 23, 1997.

RANKING.......................   The New Notes will rank equally with all other
                                 unsecured and unsubordinated indebtedness of the Company. See "Description of the New
                                 Notes."

                                  RISK FACTORS

     Prospective investors should consider carefully the specific factors set forth below, as well as the other information set forth elsewhere in this Prospectus before investing in the New Notes.

RESTRUCTURING

     In 1996, the Company recorded a change of $148.5 million to reduce the carrying value of certain assets, a restructuring charge of $57.6 million, and special charges of $98.7 million as described under "Recent Developments." These charges substantially reduced the Company's shareholders' equity.

     Although the Company's management believes that its restructuring plan (as discussed under "Recent Developments") will improve the Company's cost structure, streamline its operations and permit the divestiture of underperforming assets, there can be no assurance that the actions contemplated by the restructuring plan will be completed in a timely manner or achieve the expected results.

     In addition, the Company may record additional charges in the future, further reducing the Company's shareholders' equity. There can be no assurance as to either the amounts or timing of such additional charges, if any.

LEVERAGE

     The Company is substantially leveraged. As of December 31, 1996, after giving effect to the sale in April 1997 by the Company of $125 million principal amount of the Existing Notes and the use of the proceeds thereof to repay indebtedness, the Company had total long-term debt of $334.6 million and shareholders' equity of $318.5 million, producing a total capitalization of $653.1 million, so that total long-term debt as a percentage of total capitalization was approximately 51%.

     The Company's leverage may have consequences, including the following: (i) the ability of the Company to obtain additional financing for working capital, capital expenditures and debt service requirements or other purposes may be impaired; (ii) the Company may be more highly leveraged than companies with which it competes, which may place it at a competitive disadvantage; (iii) because certain of the Company's obligations bear interest at floating rates, an increase in interest rates could adversely affect the Company's ability to service its debt obligations; and (iv) the Company may be more vulnerable in the event of a downturn or disruption in its business or in the economy generally. If the Company is unable to generate sufficient cash flow to service its debt obligations, it will have to adopt one or more alternatives, such as reducing or delaying planned expansion and capital expenditures, selling assets, restructuring debt or obtaining additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms. These and other factors could have an adverse effect on the marketability, price and future value of the Notes and the Company's ability to pay the interest thereon and the principal amount thereof.

CYCLICAL NATURE OF AUTOMOTIVE INDUSTRY

     The Company's principal operations are directly related to domestic and foreign automotive vehicle production. Automobile sales and production are cyclical and can be affected by the strength of a country's general economy. In addition, automobile production and sales can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. A decline in automotive sales and production could result in a decline in the Company's results of operations or a deterioration in the Company's financial condition.

INTERNATIONAL OPERATIONS AND FOREIGN CURRENCY RISK

     The Company has manufacturing and distribution facilities for its products, principally in the United States, Europe, Latin America, Mexico and Canada. Certain of these products, primarily engine bearings and oil seals, are sold to international original equipment manufacturers and vehicular aftermarket customers.

     International operations are subject to certain risks inherent in carrying on business abroad, including expropriation and nationalization, currency exchange rate fluctuations and currency controls, and export and import restrictions. The likelihood of such occurrences and their potential effect on the Company vary from country to country and are unpredictable.

FRAUDULENT CONVEYANCE

     If a court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, or the Company as a debtor-in-possession, were to determine under relevant United States federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring indebtedness, including the New Notes and the Existing Notes, and that, at the time of such incurrence, the Company (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence or grant, (iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then such court, subject to applicable statutes of limitation, could void the Company's obligations under the New Notes and the Existing Notes, subordinate the New Notes and the Existing Notes to other indebtedness of the Company or take other action detrimental to the holders of the New Notes and the Existing Notes.

     The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the New Notes and the Existing Notes, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate indebtedness, including the New Notes and the Existing Notes, to the claims of all existing and future creditors on similar grounds. The Company believes that, after giving effect to the Offering and the Exchange Offer, the Company is, as of the date of this Prospectus, (i) neither insolvent nor rendered insolvent by the incurrence of indebtedness in connection with the Offering and the Exchange Offer, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due. See "Description of the New Notes."

LACK OF PUBLIC MARKET FOR THE NEW NOTES

     The Existing Notes are currently owned by a relatively small number of beneficial owners. The Existing Notes have not been registered under the Securities Act or any state securities laws and, unless so registered and to the extent not exchanged for the New Notes, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     The New Notes will constitute a new issue of securities for which there is currently no active trading market. If the New Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, and other factors, including general economic conditions and the financial condition of the Company. Although the New Notes will generally be permitted to be resold or otherwise transferred by nonaffiliates of the Company without compliance with the registration and prospectus delivery requirements of the Securities Act, the Company does not intend to apply for a listing or quotation of the New Notes on any securities exchange or stock market. The Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes. However, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed under the Exchange Act. See "The Exchange Offer." Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes, or, in the case of non-tendering Holders of Existing Notes, the trading market for the Existing Notes following the Exchange Offer. If no trading market develops or is maintained, holders of New Notes may experience difficulty in reselling New Notes or may be unable to sell them.

     The liquidity of, and trading market for, the Existing Notes or the New Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

                                USE OF PROCEEDS

     There will be no cash proceeds payable to Federal-Mogul from the issuance of the New Notes pursuant to the Exchange Offer. The proceeds from the sale of the Existing Notes were used to repay indebtedness of the Company, including borrowings under the Credit Facility and certain other indebtedness of the Company.

                                    BUSINESS

     The following table sets forth the Company's net sales by market segment and geographic region as a percentage of total net sales for the periods indicated.

                                                                   YEAR ENDED DECEMBER 31,
                                                                  --------------------------
                                                                  1996       1995       1994
                                                                  ----       ----       ----
    Original Equipment
      Americas..................................................   22%        22%        22%
      International.............................................    9%         9%         8%
    Aftermarket
      United States and Canada..................................   37%        39%        43%
      International.............................................   30%        27%        21%
    Other(1)
      United States and Canada..................................   --          1%         4%
      International.............................................    2%         2%         2%
                                                                  ---        ---        ---
                                                                  100%       100%       100%

---------------
(1) Sales of these products -- air bearing spindles, heavy-wall bearings and precision forged powdered metal parts -- are accounted for by the Company primarily as OE sales for financial reporting purposes. The precision forged powdered metal parts operation was sold in April 1995. In January 1997, the Company sold its heavy-wall bearing division in Germany and Brazil.

MANUFACTURED PRODUCTS

     The Company manufactures the following vehicular and industrial components:

          ENGINE BEARINGS -- The Company manufactures engine bearings, bushings and washers, including bimetallic and trimetallic journal bearings (main, connecting rod, thrust and tilting pad), bimetallic and trimetallic bushings and washers, valve plates and labyrinth seals. These products are used in automotive and light truck, heavy duty, industrial, marine, agricultural, and power generation applications. These products are marketed under the brand names Federal-Mogul(R) and Glyco(R).

          SEALING SYSTEMS -- The Company manufactures a line of sealing products consisting of oil seals, high technology precision gaskets, valve stem seals, air conditioning compression seals, crankshaft seal carrier assemblies and unipistons. Sealing products are used in the automotive and light truck, heavy duty truck, agricultural, off-highway, railroad and industrial applications. These products are marketed under the brand names National(R), Bruss(R), Mather(R), and Seal Technology Systems(R) (STS).

          LIGHTING PRODUCTS -- The Company manufactures lighting and safety products consisting of clearance marker lamps, front, side and rear signal lamps, stop, tail and turn lights, emergency lighting, turn signal switches and backup lamps. Lighting products are used in automotive, medium through heavy duty truck and trailer, off-road, industrial and emergency applications. These products are marketed under the brand name Signal-Stat(R).

          FUEL SYSTEMS -- The Company manufactures a full line of fuel pumps including mechanical fuel pumps, diesel lift pumps, electric fuel pumps, electric fuel modules and hanger assemblies. Fuel systems are used in automotive and light truck, marine, agricultural and industrial applications. These products are marketed under the brand name Carter(R).

          PISTONS -- The Company manufactures cast aluminum pistons for automotive, light duty diesel and aircooled engines. They are marketed under the brand name Sterling(R).

          CHASSIS PRODUCTS -- The Company manufactures chassis products including clutch bearings, kingpins and universal joints for automotive and light truck applications. They are marketed under the brand name Federal-Mogul(R).

ORIGINAL EQUIPMENT

     The Company supplies OE customers with a wide variety of precision engineered parts including engine bearings, oil seals and fuel systems. The Company manufactures all of the products that it sells to OE customers.

     Customers consist primarily of automotive, heavy duty vehicle and farm and industrial equipment manufacturers. In 1996, approximately 11% of the Company's net sales were to the three major automotive manufacturers in the United States, with General Motors Corporation accounting for approximately 5% of the Company's net sales, Ford Motor Company accounting for approximately 4% of the Company's net sales and Chrysler Corporation accounting for approximately 2% of the Company's net sales. In addition, the Company sells OE products to most of the major automotive manufacturers headquartered outside the United States. The Company's Glyco facility in Germany sells OE products to Volkswagen, Daimler-Benz and BMW. The Company also sells Federal-Mogul engine bearings to Renault and Peugeot in France and to Fiat in Italy. In addition, the Company sells a small amount of OE products to certain Japanese manufacturers, including Nissan-Mexico, certain Toyota operations in the United States and Komatsu in Japan.

AFTERMARKET

     The Company supplies a wide variety of aftermarket products, including engine and transmission products (engine bearings, pistons, piston rings, valves, camshafts, valve lifters, valvetrain parts, timing components and engine kits, bushings and washers), ball and roller bearings, sealing devices (gaskets and oil seals and other high performance specialty seals), lighting and electrical components, and automotive fuel pumps, water pumps, oil pumps and related systems. The Company also sells steering and suspension parts which include such items as tie-rod ends, ball joints, idler and pitman arms, center links, constant velocity parts, rack and pinion assemblies, coil springs, universal joints, engine mounts and alignment products.

     Federal-Mogul sells aftermarket products under its own brand names such as Federal-Mogul(R), Glyco(R), National(R), Mather(R), Carter(R), Sterling(R), Signal-Stat(R) and Seal Technology Systems(R) (STS), as well as under brand names for which it has long-term licenses such as TRWO and Sealed Power(R). It also packages its products under third-party private brand labels such as NAPA(R) and CARQUEST(R).

     The Company's aftermarket business supplies approximately 150,000 part numbers to almost 10,000 customers. The Company's customers are located in more than 90 countries around the world. For 1996, aftermarket net sales in the United States and Canada represented 56% of total aftermarket net sales, with net sales outside of the United States and Canada representing 44% of such sales.

     Domestic customers include industrial bearing distributors, distributors of heavy duty vehicular parts, machine shops, retail parts stores and independent warehouse distributors who redistribute products to local parts suppliers called "jobbers". Internationally, the Company sells aftermarket products to jobbers, local retail parts stores and independent warehouse distributors. Aftermarket sales to jobbers and local retail parts stores comprise a larger proportion of total international aftermarket sales than of total domestic aftermarket sales.

     The Company's North American distribution centers in Jacksonville, Alabama, LaGrange, Indiana, and Maysville, Kentucky (the "Distribution Centers"), serve as the hubs of the Company's domestic aftermarket distribution network. Products are shipped from these Distribution Centers to service centers in the United States and Canada. For Latin American sales, products are shipped through a facility in Fort Lauderdale, Florida to seven international regional distribution centers and six Latin American branches. For European sales, products are shipped through Federal-Mogul's facility in Kontich, Belgium.

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are its elected officers, other than its assistant officers. Set forth below are the names, ages (at March 1, 1997), positions and offices held, and a brief account of the business experience during the past five years of each executive officer.

     R. A. SNELL (55). Mr. Snell has served as Chairman, Chief Executive Officer and President and as a director of the Company since November 1996. He also serves as Chairman of the Executive and Finance Committee of the Board of Directors of the Company and as a member of the Pension Committee of the Board of Directors of the Company. Mr. Snell was previously employed by Tenneco, Inc., from November 1987 to November 1996, most recently having served as President and Chief Executive Officer of Tenneco Automotive from September 1993 until he was employed by the Company. From 1989 to 1993, he served as Senior Vice President and General Manager of Tenneco Automotive's Walker Manufacturing Company operation. He first became an executive officer of the Company in 1996.

     A. C. JOHNSON (48). Mr. Johnson has served as Executive Vice President of the Company since February 1997; Vice President and President, Operations of the Company from April 1996 to February 1997; Vice President and President, Worldwide Operations of the Company from January 1996 to April 1996; Vice President and President, Worldwide Manufacturing Operation of the Company from February 1995 until January 1996; Vice President, Powertrain
Operations -- Americas of the Company from December 1993 until February 1995; Vice President and General Manager -- Seal Operations of the Company, from November 1992 to December 1993; General Manager -- Oil Seal Operations of the Company, from January 1990 to November 1992. He first became an executive officer in 1993.

     T. W. RYAN (50). Mr. Ryan has served as Senior Vice President and Chief Financial Officer since February 1997. Prior thereto, Chief Financial Officer of the Company of Tenneco Automotive, a division of Tenneco, Inc. from January 1995 to February 1997; and as Vice President, Treasurer and Controller of A.O. Smith Corporation from March 1985 to January 1995. He first became an executive officer in 1997.

     K. W. BAIRD (35). Mr. Baird has served as Vice President -- Distribution and Logistics of the Company since July 1996. Prior thereto, Mr. Baird was employed by the Company as Vice President -- Worldwide Aftermarket Operations of the Company from October 1995 to July 1996; Plant Manager of the Company's Frankfort, Indiana, and Van Wert, Ohio plants from September 1993 to October 1995; and Product Line Manager for the Company's Van Wert, Ohio and Summerton, South Carolina plants from September 1990 to September 1993. He first became an executive officer in 1996.

     D. A. BOZYNSKI (43). Mr. Bozynski has served as Vice President and Treasurer of the Company since April 1996. Prior thereto, Mr. Bozynski was employed by Unisys Corporation as Vice President and Assistant Treasurer from October 1994 to April 1996; Vice President, Finance -- Lines of Business from April 1993 to September 1993; and Vice President, Corporate Business Analysis, from March 1992 to April 1993. He first became an executive officer in 1996.

     J. B. CARANO (47). Mr. Carano has served as Vice President and General Manager -- Latin America of the Company since 1995; Vice President and Controller of the Company, December 1992 to March 1995; International Distribution Manager -- Port Everglades, Florida of the Company, from February 1990 to November 1992. He first became an executive officer in 1992.

     R. F. EGAN (50).  Mr. Egan has served as Vice President, Distributor
Sales -- Aftermarket of the Company since October 1996; Vice President, Automotive Sales -- Aftermarket of the Company from December 1993 to October 1996; Vice President, Automotive Sales -- Worldwide Aftermarket Operation of the Company, November 1992 to December 1993; National Sales Manager, Automotive Aftermarket -- Worldwide Aftermarket Operation of the Company, from May 1985 to November 1992. He first became an executive officer in 1993.

     C. B. GRANT (52). Mr. Grant has served as Vice President -- Corporate Development of the Company since December 1992; Vice President and Controller of the Company, May 1988 to December 1992. He first became an executive officer in 1985.

     D. L. KAYE (46). Ms. Kaye has served as Vice President, General Counsel and Secretary of the Company since April 1995. Prior thereto, Divisional Counsel, Buick Motor Division and Cadillac Motor Car Division, General Motors Corporation from April 1990 to April 1995. She first became an executive officer in 1995.

     R. P. RANDAZZO (53). Mr. Randazzo has served as Vice President -- Human Resources of the Company since January 1997. Prior thereto, Senior Vice President -- Human Resources of Nextel Communi-cations, Inc. from December 1994 to December 1996, and Senior Vice President, Human Resources -- Americas Region of Asea Brown Boveri, Inc., from December 1990 to December 1994. He first became an executive officer in 1997.

     M. L. SCHULTZ (49). Mr. Schultz has served as Vice President and General Manager -- North American Aftermarket Sales and Marketing of the Company since December 1995; Vice President, Marketing -- Worldwide Aftermarket of the Company from December 1994 to December 1995; Eastern Zone Sales Manager of the Company from November 1992 to December 1994. Mr. Schultz was Vice President of Sales, North America for TRW, Inc. before joining the Company in 1992. He first became an executive officer in 1995.

     W. A. SCHMELZER (56). Mr. Schmelzer has served as Vice President and Group Executive -- Engine and Transmission Products of the Company since April 1995; Vice President and Group Executive -- E & T Products of the Company from April 1993 to April 1995; Vice President and Group Executive -- Engine and Transmission Products Group, Europe of the Company from January 1992 to April 1993. He first became an executive officer in 1992.

     K. P. SLABY (45). Mr. Slaby has served as Vice President and Controller of the Company since April 1996. Prior thereto, Manager -- Financial Operation for the global silicones business of General Electric Company from November 1990 to April 1996. He first became an executive officer in 1996.

     J. J. ZAMOYSKI (50). Mr. Zamoyski has served as Vice President and General Manager -- Europe of the Company since April 1996; prior thereto, Vice President and General Manager, Worldwide Aftermarket Operation -- International of the Company from November 1993 to April 1996 and; General Manager, Worldwide Aftermarket -- Distribution and Logistics of the Company from August 1991 to November 1993. He first became an executive officer in 1980.

     Generally, officers and directors of the Company are elected at the time of the annual meeting of shareholders but the Board of Directors of the Company also elects officers at various other times during the year. Each officer holds office until his or her successor is elected or appointed or until his or her resignation or removal.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for each of the last five years.

        YEARS ENDED DECEMBER 31,
----------------------------------------
1996     1995     1994     1993     1992
----     ----     ----     ----     ----
 N/A(1)  .9x (2)  4.3x     2.7x     1.3x

     The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for each of the last two first quarters.

QUARTERS ENDED MARCH 31,
------------------------
1997                1996
----                ----
2.7                 2.2

     For purposes of computing the ratios of earnings to fixed charges, earnings are determined by adding back fixed charges to earnings from continuing operations (including equity in net earnings of unconsolidated subsidiaries) before taxes on income and excluding undistributed earnings from less than 50% owned affiliates. Fixed charges consist of interest expense, amortization of debt issue costs and the interest portion of rent expense.

     The Company incurred restructuring charges, adjustments of assets held for sale and reengineering, severance and other related charges of $19.2 million, $92.6 million and $220.3 million in 1993, 1995 and 1996, respectively. Excluding such charges, the ratio of earnings to fixed charges for 1993, 1995 and 1996 would have been 3.2x, 2.8x and .5x, respectively.
---------------
(1) Not applicable as 1996 earnings were inadequate to cover fixed charges by $193.6 million.

(2) 1995 earnings were inadequate to cover fixed charges by $3.2 million.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at March 31, 1997 and as adjusted to give effect to the sale of the Existing Notes and the application of the net proceeds thereof. This table should be read in conjunction with the Company's consolidated financial statements and related notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the Period ended March 31, 1997 (the "Consolidated Financial Statements").

                                                                                     AS
                                                                      ACTUAL     ADJUSTED(1)
                                                                      ------     -----------
                                                                      (MILLIONS OF DOLLARS)
    Short-term debt(1)..............................................  $258.7       $ 136.4
                                                                      ======        ======
    Long-term debt:
      Medium-term notes.............................................  $125.0       $ 125.0
      Senior notes due 2007.........................................      --         125.0
      Notes due 2000................................................    48.6          48.6
      Employee Stock Option Plan ("ESOP")...........................    21.8          21.8
      Other.........................................................    11.5          11.5
                                                                      ------        ------
              Total long-term debt:.................................  $206.9       $ 331.9
                                                                      ======        ======
    Shareholders' equity:
      Series D Convertible Exchangeable Preferred Stock.............    76.6          76.6
      Series C ESOP Convertible Preferred Stock.....................    51.5          51.5
      Unearned ESOP compensation....................................   (28.4)        (28.4)
      Federal-Mogul Common Stock....................................   175.3         175.3
      Additional paid-in capital....................................   282.9         282.9
      Retained earnings (deficit)...................................  (186.0)       (186.0)
      Currency translation and other................................   (61.7)        (61.7)
                                                                      ------        ------
         Total shareholders' equity.................................   310.2         310.2
                                                                      ------        ------
              Total capitalization..................................  $517.1       $ 642.1
                                                                      ======        ======

---------------
(1) Assumes the net proceeds from the sale of the Existing Notes were used to repay borrowings outstanding under the Credit Facility.

(2) Includes current maturities of long-term debt. (See Note 10 to the Consolidated Financial Statements.)

                            SELECTED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 enclosed herewith and the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

FIVE-YEAR FINANCIAL SUMMARY

                                                  1996        1995        1994        1993        1992
                                                ---------   ---------   ---------   ---------   ---------
                                                     (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA
Net sales.....................................  $ 2,030.2   $ 1,995.9   $ 1,895.9   $ 1,575.5   $ 1,264.0
Costs and expenses(1)(2)(3)...................   (2,276.1)   (1,995.7)   (1,792.3)   (1,521.9)   (1,262.3)
Other income (expense)........................       (3.4)       (3.4)       (1.5)        4.0         7.3
Income tax (expense) benefit..................       38.2        (6.5)      (38.8)      (17.5)       (4.6)
                                                ---------   ---------   ---------   ---------   ---------
Earnings (loss) before cumulative effect of
  accounting change...........................     (211.1)       (9.7)       63.3        40.1         4.4
Cumulative effect of accounting change(4).....         --          --          --          --       (88.1)
                                                ---------   ---------   ---------   ---------   ---------
Net earnings (loss)...........................     (211.1)       (9.7)       63.3        40.1       (83.7)
Preferred stock dividends, net of related tax
  benefits....................................       (8.7)       (8.9)       (9.0)       (9.1)       (4.6)
                                                ---------   ---------   ---------   ---------   ---------
Net earnings (loss) available for common
  shares......................................  $  (219.8)  $   (18.6)  $    54.3   $    31.0   $   (88.3)
                                                =========   =========   =========   =========   =========
COMMON SHARE SUMMARY (PRIMARY)
Average shares and equivalents outstanding
  (thousands).................................     35,105      34,988      35,062      27,342      22,390
Earnings (loss) per share:
Before cumulative effect of accounting
  change......................................  $   (6.26)  $    (.53)  $    1.55   $    1.13   $    (.01)
Cumulative effect of accounting change(4).....         --          --          --          --       (3.93)
                                                ---------   ---------   ---------   ---------   ---------
Net earnings (loss) per share.................      (6.26)       (.53)       1.55        1.13       (3.94)
                                                =========   =========   =========   =========   =========
Dividends paid per share......................  $     .48   $     .48   $     .48   $     .48   $     .48
                                                =========   =========   =========   =========   =========
CONSOLIDATED BALANCE SHEET DATA
Total assets..................................  $ 1,455.2   $ 1,714.4   $ 1,496.1   $ 1,301.4   $ 1,110.6
Short-term debt(5)............................      280.1       111.9        74.0        39.2        69.4
Long-term debt................................      209.6       481.5       319.4       382.5       350.6
Shareholders' equity..........................      318.5       555.1       597.2       371.1       230.9
OTHER FINANCIAL INFORMATION
Net cash provided from (used by) operating
  activities..................................  $   149.0   $   (34.7)  $    24.3   $    43.5   $    57.2
Expenditures for property, plant, equipment,
  and other long term assets..................       54.2        78.5        74.9        60.0        40.2
Depreciation and amortization expense.........       63.7        61.0        55.7        50.7        46.7

---------------
(1) For 1996, includes $57.6 million for a restructuring charge, $151.3 million for adjustment of assets held for sale to fair value and $11.4 million relating to reengineering and other related charges.

(2) For 1995, includes $26.9 million for restructuring charges, $51.8 million for adjustment of assets held for sale to fair value and $13.9 million relating to reengineering and other related charges.

(3) Includes $19.2 million for restructuring charges in 1993 and a special charge of $14.0 million in 1992.

(4) The Company changed its method of accounting for postretirement benefits other than pensions effective in 1992.

(5) Includes current maturities of long-term debt. (See Note 10 to the Consolidated Financial Statements.)

TWO-YEAR QUARTERLY FINANCIAL SUMMARY

                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                          ---------------------
                                                                            1997         1996
                                                                          --------     --------
CONSOLIDATED STATEMENT OF OPERATIONS DATA
Net sales...............................................................  $  485.6     $  521.9
Costs and expenses......................................................    (461.0)      (503.1)
Other expense...........................................................      (2.1)        (1.8)
Income tax (expense) benefit............................................      (8.6)        (6.4)
                                                                          --------     --------
Net earnings............................................................      13.9         10.6
Preferred stock dividends, net of related tax benefits..................      (2.1)        (2.2)
                                                                          --------     --------
Net earnings available for common shares................................  $   11.8     $    8.4
                                                                          ========     ========
COMMON SHARE SUMMARY (PRIMARY)
Average shares and equivalents outstanding (thousands)..................    35,210       35,066
Net earnings per share..................................................  $    .33     $    .24
                                                                          ========     ========
Dividends paid per share................................................  $    .12     $    .12
                                                                          ========     ========

                                                                                     DECEMBER
                                                                         MARCH 31,     31,
                                                                           1997        1996
                                                                         ---------  ----------
CONSOLIDATED BALANCE SHEET DATA
Total assets............................................................ $1,419.7    $1,727.2
Short-term debt(1)......................................................    258.7       102.2
Long-term debt..........................................................    206.9       501.6
Shareholders' equity....................................................    310.2       545.0

                                                                          THREE MONTHS ENDED
                                                                        ----------------------
                                                                        MARCH 31,   MARCH 31,
                                                                           1997        1996
                                                                        ----------  ----------
OTHER FINANCIAL INFORMATION
Net cash provided from operating activities............................   $ 28.1      $ 25.1
Expenditures for property, plant, equipment, and other long term
  assets...............................................................      8.4        13.0
Depreciation and amortization expense..................................     14.0        15.5

---------------
(1) Includes current maturities of long-term debt. (See Note 10 to the Consolidated Financial Statements.)

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Agreement does not purport to be complete and reference is made to the provisions of the Registration Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under "Available Information."

TERMS OF THE EXCHANGE OFFER

GENERAL

     The Existing Notes were sold by the Company on April 23, 1997, pursuant to the Purchase Agreement, dated April 17, 1997, between the Company and the Initial Purchasers, and were subsequently resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A.

     In connection with the Offering, the Company entered into the Registration Agreement and the Initial Purchasers and their respective assignees became entitled to the benefits of the Registration Agreement.

     Pursuant to the Registration Agreement the Company has agreed, for the benefit of the holders from time to time of the Notes (including the Initial Purchasers), that it will, at its cost, (i) within 60 days after the closing of the sale of the Notes (the "Closing"), file a registration statement (the "Registration Statement") with the Commission with respect to the Exchange Offer to exchange the Existing Notes for the New Notes with terms identical in all material respects to the Existing Notes (except that the New Notes will not contain terms with respect to registration rights or transfer restrictions, and the interest rate step-up provisions will be modified or eliminated, as appropriate, (ii) use its best efforts to cause such Registration Statement to be declared effective under the Securities Act within 120 days of the Closing, and (iii) consummate the Exchange Offer of the New Notes in exchange for surrender of the Existing Notes within 180 days of the date of the Registration Agreement. For each Existing Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note. Interest on each New Note will accrue from the last Interest Payment Date on which interest was paid on the Existing Note surrendered in exchange therefor, or, if no interest has been paid on such Existing Note, from the date of its original issue. Under existing Commission interpretations, the New Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required. The Company has agreed that, for a period of one year after consummation of the Exchange Offer, it will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Agreement (including certain indemnification and contribution rights and obligations).

     Each holder of Existing Notes that wishes to exchange such Existing Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations (i) that any New Notes to be received by it shall be acquired in the ordinary course of its business, (ii) that at the time of the consummation of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and (iii) that it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     In the event that the Company determines, upon advice of counsel, that applicable laws, rules or regulations or applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if, for any other reason, the Exchange Offer is not consummated within 180 days of the date of the Registration Agreement, the Company will, at its cost, (i) as promptly as practicable (but in no event more than 30 days after so required), file a shelf registration statement (a "Shelf Registration Statement") with the Commission covering resales of the Notes, (ii) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act and (iii) maintain such Shelf Registration Statement continuously effective under the Securities Act for a period of two years or such shorter period ending when all resales of Notes covered by such Shelf Registration Statement have been made. The Company will, in the event of filing such a Shelf Registration Statement, provide to each holder of the Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder of Notes that sells such Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement which are applicable to such a holder (including certain indemnification and contribution rights and obligations).

     If (i) the Registration Statement is not filed with the Commission on or prior to the 60th day following the Closing, (ii) the Registration Statement is not declared effective on or prior to the 120th day following the Closing, or
(iii) the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective on or prior to the 180th day following the Closing, interest in addition to the stated interest on the Notes ("Additional Interest") will accrue from and including the next day following each of (a) such 60-day period, in the case of clause (i) above, (b) such 120-day period, in the case of clause (ii) above and (c) such 180-day period, in the case of clause (iii) above. In each case, such Additional Interest will be payable at a rate per annum equal to 0.25% of the principal amount of the Outstanding Notes (as defined in the Registration Agreement). The aggregate amount of Additional Interest payable pursuant to the foregoing provisions will in no event exceed 0.50% per annum of the principal amount of the Outstanding Notes. Upon (1) the filing of the Registration Statement after the 60-day period described in clause
(i) above, (2) the effectiveness of the Registration Statement after the 120-day period described in clause (ii) above or (3) the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, as the case may be, after the 180-day period described in clause (iii) above, the Additional Interest attributable to the occurrence of any event described in such clause
(i), (ii) or (iii) will cease to accrue from the date of such filing, effectiveness or consummation, as the case may be.

     In the event that a Shelf Registration Statement is declared effective, if the Company fails to keep such Shelf Registration Statement continuously effective or generally usable for resales for the period required by the Registration Agreement, then from the next day following such time as the Shelf Registration Statement is no longer effective or usable until the earliest of
(i) the date that the Shelf Registration Statement is again deemed effective or is usable, (ii) the date that is the second anniversary of the Closing, and
(iii) the date as of which all of the Notes are sold pursuant to the Shelf Registration Statement, Additional Interest will accrue at a rate per annum equal to 0.25% of the principal amount of the Outstanding Notes, except that Additional Interest will cease to accrue during any Registration Suspension Period (as defined in the Registration Agreement).

     The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which is available upon request to the Company.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The term "Expiration Date" shall mean                , 1997 (30 calendar
days following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by

     , 1997, the interest rate borne by the Existing Notes will increase as provided in the Existing Notes.

     To extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Existing Notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     The Company reserves the right (i) to delay acceptance of any Existing Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Existing Notes not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Existing Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Existing Notes of such amendment.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

     The New Notes will accrue interest at the rate of 8.80% per annum from the last Interest Payment Date on which interest was paid on the Existing Notes, or, if no interest has been paid on such Existing Notes, from the Issue Date of the Existing Notes. Interest on the New Notes is payable on April 15 and October 15 of each year, commencing April 23, 1997.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Existing Notes into the Exchange Agent's account at The Depositary (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (ii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Existing Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Existing Notes tendered pursuant thereto are tendered for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Existing Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Existing Notes not properly tendered or any Existing Notes which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Existing Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Existing Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Existing Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right, in its sole discretion, subject to the provisions of the Indenture, to purchase or make offers for any Existing Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Agreement, and to the extent permitted by applicable law, purchase Existing Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Existing Notes properly tendered will be accepted promptly after the Expiration Date, and the New Notes will be issued promptly after acceptance of the Existing Notes. See "-- Conditions." For purposes of the Exchange Offer, Existing Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a Book-Entry Confirmation of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or such nonexchanged Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Existing Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Existing Notes by causing the Book-Entry Transfer Facility to transfer such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, the Letter of Transmittal (or facsimile) thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Existing Notes and the amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) a Book-Entry Confirmation and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of the addresses set forth under "-- Exchange Agent." Any such notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility from which the Existing Notes were tendered, identify the principal amount of the Existing Notes to be withdrawn, and specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Existing Notes and otherwise comply with the procedures of such Book-Entry Transfer Facility. All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by the Company, whose determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with such Book-Entry Transfer Facility for the Existing Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" at any time on or prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, Existing Notes will not be required to be accepted for exchange, nor will New Notes be issued in exchange for any Existing Notes, and the Company may terminate or amend the Exchange Offer as provided herein before the acceptance of such Existing Notes, if, because of any change in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer. The Company has no obligation to, and will not knowingly, permit acceptance of tenders of Existing Notes from affiliates of the Company or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Staff of the Commission, or if the New Notes to be received by such holder or holders of Existing Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

                                   has been appointed as Exchange Agent for the
Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                   By Mail:                                      By Hand:


                                   Telephone:
                                   Facsimile:

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of the Existing Notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and the Trustee, and accounting, legal, printing and related fees and expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Existing Notes pursuant to the Exchange Offer. If, however, New Notes or Existing Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Existing Notes who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Existing Notes may not be registered under the Securities Act, except pursuant a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Existing Notes under the Securities Act. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Existing Notes could be adversely affected.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The information required by this item appears (i) under "Nominees for Election as Directors" on pages 1 through 5 of the Company's definitive Proxy Statement, dated March 19, 1997, relating to its 1997 Annual Meeting of Shareholders (the "1997 Proxy Statement") (except for the information appearing on page 5 under "Compensation of Directors"), which information is incorporated herein by reference; (ii) under "Information on Securities -- Compliance with
Section 16(a) of the Exchange Act" on page 21 of the 1997 Proxy Statement, which information is incorporated herein by reference; and (iii) under "Business Executive -- Officers of the Company."

                             EXECUTIVE COMPENSATION

     The information required by this item appears under "Information on Executive Compensation" on pages 11 through 18 of the 1997 Proxy Statement (excluding the information appearing under "Certain Related Transactions" and "Compensation Committee Report on Executive Compensation" in the 1997 Proxy Statement) and under "Compensation of Directors" on page 5 of the 1997 Proxy Statement, and is incorporated herein by reference.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The information with respect to security ownership of certain beneficial owners and management appears under "Information on Securities -- Stock Ownership of Management" and "-- Other Beneficial Owners" on pages 19 and 20, respectively, of the 1997 Proxy Statement and is incorporated herein by reference.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information with respect to certain relationships and related transactions appears under "Certain Related Transactions" on pages 14 and 15 of the 1997 Proxy Statement and is incorporated herein by reference.

                          DESCRIPTION OF THE NEW NOTES

     The New Notes will be issued under the Indenture under which the Existing Notes were issued. The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder ("Debt Securities") and provides that Debt Securities may be issued thereunder from time to time in one or more series. The following summary of certain provisions of the New Notes and the Indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indenture are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated by reference herein. Section and Article references used herein are references to the Indenture. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture.

GENERAL

     The New Notes will constitute a single series of Debt Securities under the Indenture, will be limited to an aggregate principal amount of $125,000,000 and will mature on April 15, 2007. The New Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The New Notes will bear interest at the rate per annum set forth on the cover page of this Prospectus from April 23, 1997 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually in arrears on April 15 and October 15 of each year, beginning October 15, 1997, to the Persons in whose names the New Notes are registered at the close of business on the April 1 or October 1, as the case may be, next preceding such Interest Payment Date. Principal of and interest on the New Notes will be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears in the Security Register. Interest on the New Notes will be computed on the basis of a 360-day year of twelve 30-day months.

CHANGE OF CONTROL

     Neither the Indenture nor the New Notes contain provisions that afford the Holders of the New Notes protection in the event of a takeover, recapitalization or similar restructuring involving the Company which could adversely affect the New Notes.

FORM, EXCHANGE AND TRANSFER

     The New Notes initially will be represented by a Note in global form (the "Global Note"), which will be deposited upon issuance with First Trust as custodian for the Depositary in New York, New York, and registered in the name of DTC or its nominee, for credit to an account of a direct or indirect participant in DTC, as described below. Except as described under "-- Global Notes", the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described under "-- Global Notes."

     Certified New Notes will be issued only in fully registered form, without coupons, and in denominations of $100,000 and integral multiples of $1,000 in excess thereof. (Section 302) If certificated New Notes are issued under the circumstances described under "-- Global Notes," then, at the option of the Holder, subject to the terms of the Indenture, Notes will be exchangeable for other Notes of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     If certificated New Notes are issued under the circumstances described under "-- Global Notes," then, subject to the terms of the Indenture, Notes may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon, duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose.

     No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305) Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. The Company, may at any time, designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in the City of New York. (Section 1002)

CERTAIN COVENANTS OF THE COMPANY

     The following restrictions apply to the Notes.

     Limitation on Liens. So long as the Notes shall be Outstanding, the Company will not create or assume, and will not permit any Restricted Subsidiary to create or assume, any notes, bonds, debentures or other similar evidences of Indebtedness secured by any mortgage, pledge, security interest or lien (any such mortgage, pledge, security interest or lien being referred to herein as a "Mortgage" or "Mortgages") of or upon any Principal Property owned by the Company or by any Restricted Subsidiary or on shares of capital stock or evidence of Indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without making effective provision, and the Company in such case will make or cause to be made effective provision, whereby all Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary, whether then existing or thereafter created which is not subordinated to the Notes) shall be secured by such a Mortgage equally and ratably with (or prior to) any and all other Indebtedness thereby secured, provided, however, that the foregoing shall not apply to any of the following:

          (i) Mortgages on any Principal Property, shares of stock or Indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

          (ii) Mortgages on any Principal Property, shares of stock or Indebtedness acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture which are created or assumed prior to, or contemporaneously with, such acquisition, construction, or improvement or within 365 days after the acquisition, completion of construction or improvement or commencement of commercial operation of such property, to secure or provide for the payment of all or any part of the purchase price or the cost of such construction or improvement thereof, or, in addition to Mortgages contemplated by clause
     (iii) below, Mortgages on any Principal Property, shares of stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation);

          (iii) Mortgages on any Principal Property or shares of stock or Indebtedness acquired from a corporation which is merged with or into the Company or a Restricted Subsidiary;

          (iv) Mortgages on any Principal Property, shares of stock or Indebtedness to secure Indebtedness to the Company or to a Restricted Subsidiary;

          (v) Mortgages on any Principal Property, shares of stock or Indebtedness in favor of the United states of America or any state thereof or the Commonwealth of Puerto Rico, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or The Commonwealth of Puerto Rico, to secure partial, progress, advance or other payments, or to secure any Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the Principal Property, shares of stock or Indebtedness subject to such Mortgages (including Mortgages incurred in connection with pollution control, industrial revenue, Title XI maritime financings or similar financings), or other Mortgages in connection with the issuance of tax-exempt industrial revenue bonds;

          (vi) Mortgages existing as of the date of the Indenture;

          (vii) Mortgages for taxes, assessments or other government charges, the validity of which are being contested in good faith by appropriate proceedings and materialmen's, mechanics' and other like Mortgages, or deposits to obtain the release of such Mortgages;

          (viii) Mortgages created or deposits made to secure the payment of workers' compensation claims or the performance of, or in connection with, tenders, bids, leases, public or statutory obligations, surety and appeal bonds, contracts, performance and return-of-money bonds or to secure (or in lieu of) surety or appeal bonds and Mortgages made in the ordinary course of business for similar purposes; and

          (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (viii), inclusive; provided, however, that such extension, renewal or replacement shall be limited to all or a part of the property, shares of stock or Indebtedness which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

     Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume Mortgages in addition to those permitted by the immediately preceding paragraph, and renew, extend or create such Mortgages, provided that at the time of such creation, assumption, renewal or replacement, and after giving effect thereto, the aggregate amount of all Indebtedness so secured by such a Mortgage as provided above (not including Indebtedness excluded as provided in clauses (i) through (ix) of the immediately preceding paragraph), plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Lease-Back Transactions (as defined herein) which would not be permitted by either clause (i) or (ii) of the first paragraph under "-- Limitation on Sale and Lease-Back Transactions", would not exceed 20% of Consolidated Assets. (Section 1009)

     Limitation on Sale and Lease-Back Transactions. So long as the Notes shall be Outstanding, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person (other than the Company or any Restricted Subsidiary) providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property owned by the Company or such Restricted Subsidiary (except for leases for a term of not more than three years), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person on the security of such Principal Property more than 365 days after the acquisition thereof or the completion of construction and commencement of full operation thereof (a "Sale and Lease-Back Transaction"), unless either (i) the Company or such Restricted Subsidiary would be entitled, pursuant to such covenant, to incur Indebtedness secured by a Mortgage on the Principal Property to be leased back equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes, or (ii) the Company shall, and, in any such case, the Company covenants that it will, apply or cause to be applied an amount equal to the greater of the net proceeds or the fair value (as determined by the Board of Directors of the Company) of the property so sold to the purchase of Principal Property or to the retirement (other than any mandatory retirement), within 365 days of the effective date of any such Sale and Lease-Back Transaction, of Notes or other Funded Indebtedness; provided, however, that any such retirement of Notes shall be made in accordance with the Indenture; and provided, further, that the amount to be applied to such retirement of Notes or other Funded Indebtedness shall be reduced by an amount equal to the sum of (a) an amount equal to the principal amount of any Notes delivered within 365 days after the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation, and (b) the principal amount of other Funded Indebtedness voluntarily retired by the Company within such 365-day period, excluding, in each case, retirements pursuant to mandatory sinking fund or prepayment provisions and payments at Maturity.

     Notwithstanding the foregoing,

          (i) the Company or any Restricted Subsidiary may enter into Sale and Lease-Back Transactions in addition to any permitted by the immediately preceding paragraph and without any obligation to retire any Notes or other Indebtedness; provided that at the time of entering into such Sale and Lease-Back Transaction and after giving effect thereto, Attributable Debt resulting from such Sale and Lease-Back Transaction, plus the aggregate amount of all Indebtedness secured by a Mortgage (not including

     Indebtedness excluded as provided in clauses (i) through (ix) under "-- Limitation on Liens"), does not exceed 20% of Consolidated Assets; and

          (ii) the Company or any Restricted Subsidiary may, at any time, enter into a Sale and Lease-Back Transaction with respect to its plant located in Mooresville, Indiana. (Section 1010)

CERTAIN DEFINITIONS

     "Attributable Debt", when used in connection with a Sale and Lease-Back Transaction, shall mean, as of any particular time, the lesser of (i) the fair value (as determined by the Board of Directors) of the property subject to such arrangement and (ii) the then present value (computed by discounting at the Composite Rate) of the obligation of a lessee for net rental payments during the remaining term of any lease in respect of such property (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period shall mean the sum of the rental payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

     "Consolidated Assets" means the Company's assets, determined in accordance with GAAP and consolidated for financial reporting purposes in accordance with GAAP, such assets to be valued at book value.

     "Funded Indebtedness" means all Indebtedness of the Company and its Restricted Subsidiaries maturing by its terms more than one year after, or which is renewable or extendable at the option of the Company for a period ending more than one year after, the date as of which Funded Indebtedness is being determined.

     "GAAP" means such accounting principles as are generally accepted in the United States at the date of the Indenture.

     "Indebtedness" means, without duplication, (i) all obligations in respect of borrowed money or for the deferred purchase or acquisition price of property (including all types of real, personal, tangible, intangible or mixed property) or services (excluding trade accounts payable, deferred taxes and accrued liabilities which arise in the ordinary course of business) which are, in accordance with GAAP, includible as a liability on a balance sheet consolidated for financial reporting purposes in accordance with GAAP, (ii) all amounts representing the capitalization of rental obligations in accordance with GAAP, and (iii) all Contingent Obligations (as defined herein) with respect to the foregoing; for purposes of clause (iii), "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The term "Contingent Obligation" shall also include the liability of a general partner in respect of the primary obligations of a partnership in which it is a general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the principal amount of the primary obligation in respect to which such Contingent Obligation is made.

     "Principal Property" shall mean the principal manufacturing facilities owned by the Company or a Restricted Subsidiary located in the United States, except such as the Board of Directors, in its good faith opinion, reasonably determines is not significant to the business, financial condition and earnings of the Company and its consolidated Subsidiaries taken as a whole, as evidenced by a Board Resolution, and except for (i) any and all personal property including, without limitation, (a) motor vehicles and other rolling stock, and (b) office furnishings and equipment and information and electronic data processing equipment, (ii) any property financed through obligations issued by a state, territory or possession of the United States, or any political subdivision or instrumentality of the foregoing, or (iii) any real property held for development or sale.

     "Restricted Subsidiary" means any consolidated Subsidiary that owns any Principal Property.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

EVENTS OF DEFAULT

     The following events will constitute an "Event of Default" under the Indenture with respect to the Notes: (i) failure to pay principal of or any premium on any Note when due; (ii) failure to pay any interest on any Note when due, and such failure continues for 30 days; (iii) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series (in the case of any subordinated debt securities which may be issued under a separate indenture which may be entered into between the Company and the Trustee (the "Subordinated Indenture"), whether or not such deposit is prohibited by the subordination provisions); (iv) failure to perform any other covenant of the Company in the Indenture or such Note (other than a covenant included in the Indenture solely for the benefit of a series other than the Notes), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 10% in principal amount of the Outstanding Notes, as provided in the Indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Debt Securities of any series other than the Notes), or under any mortgage, indenture or instrument (including the Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any consolidated Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled, and stating that such notice is a "Notice of Default" under the Indenture; and (vi) certain events involving bankruptcy, insolvency or reorganization. (Section 501)

     If an Event of Default (other than an Event of Default described in clause
(vi) above) with respect to the Notes at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes by notice as provided in the Indenture may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (vi) above with respect to the Notes at the time Outstanding shall occur, the principal amount of all the Notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "-- Modification and Waiver."

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section
603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. (Section 512)

     No Holder of a Note will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Note for the enforcement of payment of the principal of or any premium or interest on such Note on or after the applicable due date specified in such Note. (Section 508)

     The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004)

PAYMENT

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Note which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Note thereafter may look only to the Company for payment thereof. (Section 1003)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of the Holders of any of the Outstanding Notes, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person, and may permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, provided (i) that any successor Person must be a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction and must assume the Company's obligations on the Notes and under the Indenture, (ii) that, after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) that certain other conditions are met. Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company's assets substantially as an entirety to any Person, the successor Person will succeed to, and be substituted for, the Company under the Indenture, and the Company, except in the case of a lease, will be relieved of all obligations and covenants under the Indenture and the Notes to the extent it was the predecessor Person. (Article Eight)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture affecting the Notes may be made by the Company and the Trustee under the Indenture only with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder of such Note affected thereby, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Note, (ii) reduce the principal amount of, or any premium or interest on, any such Note, (iii) reduce the amount of principal of any Note payable upon acceleration of the maturity thereof, (iv) change the place or currency of payment of principal of, or any premium or interest on, any such Note, (v) impair the right to institute suit for the enforcement of any payment on or with respect to any such Note, (vi) reduce the percentage in principal amount of Outstanding Notes, the consent of whose Holders is required for modification or amendment of the Indenture, (vii) reduce the percentage in principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (viii) modify such provisions with respect to modification and waiver. (Section 902)

     The Holders of a majority in principal amount of the Outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture and, if applicable, such Notes. (Section 1008) The Holders of a majority in principal amount of the Outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture and, if applicable, such Notes which may not be amended without the consent of the Holder of each Note affected. (Section 513)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company may elect either (i) to defease and be discharged from any and all of its obligations with respect to the Notes (except for the obligations to exchange or register the transfer of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency with respect to the Notes and to hold moneys for payment in trust) ("defeasance") or (ii) to be released from its obligations with respect to the Notes concerning certain restrictive covenants which are subject to covenant defeasance ("covenant defeasance"), and the occurrence of certain Events of Default, which are described above in clause (iv) (with respect to such restrictive covenants) and clause (v) under "-- Events of Default," shall no longer be an Event of Default, in each case, upon deposit with the Trustee (or other qualifying trustee), in trust for such purpose, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes.

     As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that Holders of the Notes will not recognize gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. The Company may exercise its defeasance option with respect to the Notes notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated by reference to the covenants noted under clause (ii) above. In the event that the Company omits to comply with its remaining obligations with respect to the Notes under the Indenture after exercising its covenant defeasance option and the Notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit in the defeasance trust may be insufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments. (Article Thirteen)

GOVERNING LAW

     The Indenture is, and the Notes will be governed by and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws. (Section 112)

REGARDING THE TRUSTEE

     First Trust is the Trustee under the Indenture and the Subordinated Indenture. The Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if, at the time of a default under the Indenture or the Subordinated Indenture, it is a creditor of the Company. In addition, the Trustee will be required to resign as Trustee under the Indenture and the Subordinated Indenture if at the time of default under either the Indenture or the Subordinated Indenture, Notes or other debt securities have been issued under either the Indenture or the Subordinated Indenture. The Trustee or its affiliates perform certain commercial banking services for the Company in the ordinary course of business.

     Notices should be directed to the Trustee at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601, Attn: Corporate Trust Division.

GLOBAL NOTES

     Notwithstanding any provision of the Indenture or the Notes, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note, in whole or in part, may be registered, in the name of any Person other than the Depositary for such Global Note or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes represented by such Global Note or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the Final Offering Memorandum. All securities issued in exchange for a Global Note or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305)

     As long as the Depositary or its nominee is the registered Holder of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Note and the Notes represented thereby for all purposes under the Notes and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Note will not be entitled to have such Global Note or any Notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in exchange therefor and will not be considered to be the owners or Holders of such Global Note or any Notes represented thereby for any purpose under the Notes or the Indenture. All payments of principal of and any premium and interest on a Note will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Note.

     Ownership of beneficial interests in a Global Note will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Note, it is expected that the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Notes represented by the Global Note to the accounts of participants. The accounts to be credited shall initially be designated by the Initial Purchasers. Ownership of beneficial interests in a Global Note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments of principal of and any premium and interest on individual Notes represented by a Global Note will be made to the Depositary or its nominee, as the case may be, as the Holder of the Global Note. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Note may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Company expects that the Depositary, upon receipt of principal, premium or interest in respect of a Global Note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name" and will be the responsibility of such participants.

     The Company understands that the Depositary will take any action to be taken by a Holder of Notes only at the direction of one or more participants to whose accounts interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction.

     If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Notes in exchange for the Global Note or Notes representing such Notes. In addition, the Company may, at any time and in its sole discretion, determine not to have any Notes represented by one or more Global Notes, and, in such event, will issue individual Notes in exchange for the Global Note or Notes representing such Notes. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery of individual Notes represented by such Global Note equal in principal amount to such beneficial interest and to have such Notes registered in its name. Individual Notes so issued will be issued as certificated Notes in authorized denominations. (Section 305)

     The Depositary has advised the Company and the Initial Purchasers as follows: The Depositary is a limited-purpose trust Company organized under New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

SAME-DAY SETTLEMENT AND PAYMENT

     Settlement for the Notes was made by the Initial Purchasers in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds or the equivalent.

     The Notes cleared in the Depositary's Same-Day Funds Settlement System until maturity and secondary market trading activity in the Notes that is effected through the Depositary is required by the Depositary to settle in immediately available funds.

ABSENCE OF A PUBLIC MARKET FOR THE NOTES

     Prior to the Exchange Offer, there has been no public market for the Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. Federal-Mogul does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on The Nasdaq National Market or otherwise. Federal-Mogul has been advised by the Initial Purchasers that they currently intend to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. The Initial Purchasers are not obligated, however, to make a market in the New Notes, and any such market making activity may be discontinued at any time, without notice, at the sole discretion of the Initial Purchasers. There can be no assurance as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the principal United States federal income tax consequences to holders of the exchange of the Existing Notes for New Notes pursuant to the Exchange Offer. This summary is intended to address the beneficial owners of Notes that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State or the District of Columbia, or estates or trusts that are not foreign estates or trusts for United States federal income tax purposes, in each case, that hold the Notes as capital assets.

     The exchange of Existing Notes for New Notes pursuant to the Exchange Offer will not constitute a taxable exchange for United States federal income tax purposes. As a result, a holder of an Existing Note whose Existing Note is accepted in the Exchange Offer will not recognize gain or loss on the exchange. A tendering holder's tax basis in the New Notes received pursuant to the Exchange Offer will be the same as such holder's tax basis in the Existing Notes surrendered therefor. A tendering holder's holding period for the New Notes received pursuant to the Exchange Offer will include its holding period for the Existing Notes surrendered therefor.

     ALL HOLDERS OF EXISTING NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF EXISTING NOTES FOR NEW NOTES, AND OF THE OWNERSHIP AND DISPOSITION OF NEW NOTES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                   DESCRIPTION OF CERTAIN FEDERAL INCOME TAX
              CONSEQUENCES OF AN INVESTMENT IN THE EXCHANGE NOTES

     The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Existing Notes or the New Notes by a United States Holder (as defined below). This summary deals only with the United States Holders that will hold the Existing Notes or the New Notes as capital assets. The discussion does not cover all aspects of federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the Existing Notes or the New Notes by particular investors, and does not address state, local, foreign or other tax laws. In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the federal income tax laws (such as banks, insurance companies, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the Existing Notes or the New Notes as part of straddles, hedging transactions or conversion transactions for federal tax purposes or investors whose functional currency is not United States Dollars). Furthermore, the discussion below is based on provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP, OR DISPOSITION OF NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR INTERNATIONAL TAXING JURISDICTION.

     As used herein, the term "United States Holder" means a beneficial owner of the Existing Notes or the New Notes that is (i) a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation created or organized under the laws of the United States or any State thereof,
(iii) a person or entity that is otherwise subject to United States federal income tax on a net income basis in respect of income derived from the Existing Notes or the New Notes, or (iv) a partnership to the extent the interest therein is owned by a person who is described in clause (i), (ii) or (iii) of this paragraph.

INTEREST

     Interest (including any Additional Interest) paid on an Existing Note or a New Note will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes.

PURCHASE, SALE, EXCHANGE, RETIREMENT AND REDEMPTION OF THE EXCHANGE NOTES

     In general (with certain exceptions described below) a United States Holder's tax basis in a New Note will equal the price paid for the Existing Notes for which such New Note was exchanged pursuant to the Exchange Offer. A United States Holder generally will recognize gain or loss on the sale, exchange, retirement, redemption or other disposition of an Existing Note or a New Note (or portion thereof) equal to the difference between the amount realized on such disposition and the United States Holder's tax basis in the Existing Note or the New Note (or portion thereof). Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on such disposition of an Existing Note or a New Note will be capital gain or loss and will be long-term capital gain or loss if such Existing Note or New Note was held for more than one year. Any such gain will generally be United States source gain.

BOND PREMIUM

     If a United States Holder acquires a New Note or has acquired an Existing Note, in each case, for an amount more than its redemption price, the Holder may elect to amortize such bond premium on a yield to maturity basis. Once made, such an election applies to all bonds (other than bonds the interest on which is excludable from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, unless the IRS consents to a revocation of the election. The basis of a New Note will be reduced by any amortizable bond premium taken as a deduction.

MARKET DISCOUNT

     The purchase of a New Note or the purchase of an Existing Note other than at original issue may be affected by the market discount provisions of the Code. These rules generally provide that, subject to a statutorily defined de minimis exception, if a United States Holder purchases a New Note (or purchased an Existing Note) at a "market discount," as defined below, and thereafter recognizes gain upon a disposition of the New Note (including dispositions by gift or redemption), the lesser of such gain (or appreciation, in the case of a gift) or the portion of the market discount that has accrued ("accrued market discount") while the Exchange Note (and its predecessor Existing Note, if any) was held by such United States Holder will be treated as ordinary interest income at the time of disposition rather than as capital gain. For a New Note or an Existing Note, "market discount" is the excess of the stated redemption price at maturity over the tax basis immediately after its acquisition by a United States Holder. Market discount generally will accrue ratably during the period from the date of acquisition to the maturity date of the New Note, unless the United States Holder elects to accrue such discount on the basis of the constant yield method. Such an election applies only to the New Note with respect to which it is made and is irrevocable.

     In lieu of including the accrued market discount income at the time of disposition, a United States Holder of a New Note acquired at a market discount (or acquired in exchange for an Existing Note acquired at a market discount) may elect to include the accrued market discount in income currently either ratably or using the constant yield method. Once made, such an election applies to all other obligations that the United States Holder purchases at a market discount during the taxable year for which the election is made and in all subsequent taxable years of the United States Holder, unless the Internal Revenue Service consents to a revocation of the election. If an election is made to include accrued market discount in income currently, the basis of a New Note (or, where applicable, a predecessor Existing Note) in the hands of the United States Holder will be increased by the accrued market discount thereon as it is includible in income. A United States Holder of a market discount New Note who does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such New Note, if any, in an amount not exceeding the accrued market discount on such New Note until the maturity or disposition of such New Note.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments of interest (including any Additional Interest) and principal on, and the proceeds of sale or other disposition of the Existing Notes or the New Notes payable to a United States Holder may be subject to information reporting requirements and backup withholding at a rate of 31% will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns. Certain United States Holders (including, among others, corporations) are not subject to backup withholding. United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives the New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of the New Notes by broker-dealers. The New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes will be passed upon by Diane L. Kaye, Esq., Vice President, General Counsel and Secretary of Federal-Mogul. Ms. Kaye owns and holds options to purchase approximately 27,000 shares of Common Stock of Federal-Mogul.

                                    EXPERTS

     The consolidated financial statements of Federal-Mogul as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated in this prospectus by reference from Federal-Mogul's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

             ======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    1
Incorporation of Certain Documents by
  Reference...........................    1
Summary...............................    2
The Company...........................    2
Recent Developments...................    2
The Note Offering.....................    3
The Exchange Offer....................    3
Summary of Terms of New Notes.........    6
Risk Factors..........................    7
Use of Proceeds.......................    9
Business..............................   10
Ratio of Earnings to Fixed Charges....   13
Capitalization........................   14
Selected Financial Data...............   15
The Exchange Offer....................   17
Directors and Executive Officers......   23
Executive Compensation................   23
Security Ownership of Certain
  Beneficial Owners and Management....   23
Certain Relationships and Related
  Transactions........................   23
Description of the New Notes..........   24
Certain United States Federal Income
  Tax Consequences....................   33
Plan of Distribution..................   35
Legal Matters.........................   35
Experts...............................   36

             ======================================================
             ======================================================

                        [FEDERAL-MOGUL CORPORATION LOGO]

                               OFFER TO EXCHANGE
                          8.80% SENIOR NOTES DUE 2007

                           WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933,
                                  AS AMENDED,

                          FOR ANY AND ALL OUTSTANDING
                          8.80% SENIOR NOTES DUE 2007
                              --------------------
                                   PROSPECTUS
                              --------------------
                                         , 1997

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Federal-Mogul is incorporated under the laws of the State of Michigan. Sections 561 through 571 of the Michigan Business Corporation Act, as amended (the "MBCA"), Article VII of Federal-Mogul's Certificate of Incorporation, as amended, and Article IV of Federal-Mogul's By-Laws, as amended, provide for the indemnification of officers, directors and other persons against certain judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders. Set forth below is the text of Sections 561 through 571 of the MBCA, the text of Article VII of Federal-Mogul's Certificate of Incorporation, and the text of Article IV of Federal-Mogul's By-Laws.

     Sections 561 through 571 of the MBCA provide as follows:

     "450.1561 INDEMNIFICATION FOR EXPENSES, JUDGMENTS, FINES AND SETTLEMENTS; PLEA OF NOLO CONTENDERE, EFFECT. --A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. (Last amended by Ch. 1, L. '87, eff. 3-1-87.)

     450.1562 INDEMNIFICATION FOR EXPENSE INCURRED FOR DEFENSE OR SETTLEMENT OF LITIGATION; NEGLIGENCE OR MISCONDUCT; EXTENT OF INDEMNIFICATION. --A corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent authorized in section 564c. (Last amended by Act 121, L. '89, eff. 10-1-89.)

     450.1563 SUCCESS IN DEFENSE OF LITIGATION. --To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in section 561 or 562, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this subsection. (Last amended by Act 121, L. '89, eff. 10-1-89.)

     450.1564 PAYMENT OF EXPENSES IN ADVANCE OF FINAL DISPOSITION OF PROCEEDINGS. --(Repealed by Act 121, L. '89, eff. 10-1-89.)

     450.1564A [DETERMINING PERMISSIBILITY OF INDEMNIFICATION AND REASONABLENESS OF EXPENSES]. --(1) An indemnification under section 561 or 562, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in sections 561 and 562 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

          (a) By a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (b) If a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

          (c) By independent legal counsel in a written opinion, which counsel shall be selected in 1 of the following ways:

              (i) By the board or its committee in the manner prescribed in subdivision (a) or (b).

             (ii) If a quorum of the board cannot be obtained under subdivision
        (a) and a committee cannot be designated under subdivision (b), by the board.

          (d) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (e) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

     (2) In the designation of a committee under subsection (1)(b) or in the selection of independent legal counsel under subsection (1)(c)(ii), all directors may participate.

     (3) If a person is entitled to indemnification under section 561 or 562 for a portion of expenses, including reasonably attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified. (Added by Act 121, L. '89, eff. 10-1-89.)

     450.1564B [ADVANCEMENT OF REASONABLE EXPENSES PRIOR TO FINAL DISPOSITION; CONDITIONS]. --(1) A corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

          (a) The person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in sections 561 and 562.

          (b) The person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this act.

     (2) The undertaking required by subsection (1)(b) must be an unlimited general obligation of the person but need not be secured.

     (3) Determinations and evaluations under this section shall be made in the manner specified in section 564a. (Last amended by P.A. 91, L. '93, eff. 10-1-93.)

     450.1564C [APPLICATION TO COURT FOR INDEMNIFICATION]. --A director, officer, employee, or agent of the corporation who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in sections 561 and 562 or was adjudged liable as described in section 562, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred. (Added by Act 121, L. '89, eff. 10-1-89.)

     450.1565 NONEXCLUSIVITY OF STATUTE; RIGHTS OF OTHER PERSONS; CONTINUATION OF RIGHTS. --(1) The indemnification or advancement of expenses provided under sections 561 to 564c is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

     (2) The indemnification provided for in sections 561 to 565 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person. (Last amended by P.A. 91, L. '93, eff. 10-1-93.)

     450.1567 INSURANCE AGAINST LIABILITY. --A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under section 561 to 565. (Last amended by Act 121, L. '89, eff. 10-1-89.)

     450.1569 CORPORATION; CONSTRUCTION OF REFERENCES TO. --For purposes of sections 561 to 567, "corporation" include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, partner, trustee, employee, or agent of such constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity. (Last amended by Ch. 1, L. '87, eff. 3-1-87.)

     450.1571  [DEFINITIONS].  --For the purposes of sections 561 to 567:

          (a) "Fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

          (b) "Other enterprises" shall include employee benefit plans.

          (c) "Serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants, or its beneficiaries.

          (d) A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in sections 561 and 562. (Last amended by P.A. 91, L. '93, eff. 10-1-93.)"

     Article VII of the Certificate of Incorporation of Federal-Mogul, as amended, provides as follows:

          "A director of the Corporation shall not be personally liable for the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its Shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Michigan Business Corporation Act is amended after approval by the Shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended."

     Article IV of the By-Laws of Federal-Mogul, as amended, provide as follows:

                         "INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

     Section 1. Non-Derivative Actions. Subject to all of the other provisions of this Article IV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or called a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) and any appeal thereof (other than an action by or in the right of the Corporation) by reason of the fact that the person is, was or agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 2.  Derivative Actions.  Subject to all of the provisions of this
Article IV, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to, or called as a witness in any threatened, pending or completed action or suit and any appeal thereof by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the Corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

     Section 3. Expenses or Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1, 2, 8 or 13 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against expenses (including actual and reasonable attorneys' fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this
Section 3.

     Section 4. Definition. For the purposes of Sections 1, 2 and 13, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its shareholders" as referred to in Sections 1 and 2.

     Section 5. Contract Right; Limitation on Indemnity. This Article IV shall be applicable to all proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or a person serving at the request of the Corporation as a director, trustee, fiduciary, employee, agent or officer of another corporation, partnership, joint venture, trust or other person. This Article IV shall be deemed to be a contract between the Corporation and each person who, at any time that this Article IV is in effect, serves or agrees to serve in any capacity which entitles him or her to indemnification hereunder and any repeal or other modification of this Article IV or any repeal or modification of the Michigan Business Corporation Act or any other applicable law shall not limit any rights of indemnification for proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification for proceedings commenced after such repeal or modification to enforce this Article IV with regard to proceedings arising out of acts, omissions or events occurring prior to such repeal or modification. The right to indemnification conferred in this Article IV shall apply to services of a director or officer as an employee or agent of the Corporation as well as in such person's capacity as a director or officer. Except as provided in Sections 3 and 6 of these Bylaws, the Corporation shall have no obligations under this Article IV to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

     Section 6. Right of Claimant to Bring Suit. If a claim under Sections 1, 2, 8 or 13 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that indemnification of the claimant is prohibited by applicable law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, its General Counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, its General Counsel or its shareholders) that indemnification of the claimant is prohibited by applicable law, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited by applicable law.

     Section 7. Proportionate Indemnity. If a person is entitled to indemnification under Sections 1, 2 or 13 of these Bylaws for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlements, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     Section 8. Expense Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding and any appeal thereof described in Sections 1, 2 or 13 of these Bylaws shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Michigan Business Corporation Act, such expenses shall not be paid by the Corporation unless the Corporation receives an undertaking by or on behalf of the person involved to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation.

     Section 9. Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article IV is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, provision of the Corporation's Articles of Incorporation, contractual arrangement, vote of the shareholders or disinterested directors or otherwise. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

     Section 10.  Indemnification of Employees and Agents of the
Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, or by written opinion of the General Counsel with respect to agents and employees of the Corporation not serving on its Executive Council or Advisory Board or their equivalents, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     Section 11. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against such liability under these Bylaws of the State of Michigan.

     Section 12. No Liability if Determination Made in Good Faith. Neither the Corporation nor its directors or officers nor any person acting on its behalf shall be liable to anyone for any determination as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment under this Article IV or for taking or omitting to take any other action under this Article, in reliance upon the advice of counsel.

     Section 13. Scope of Indemnity; Changes in Michigan Law. Notwithstanding any of the other provisions in this Article IV, each person who was or is a party or is threatened to be made a party to or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) and any appeal thereof (hereinafter a "proceeding"), by reason of the fact that the person is, was or agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee, or agent or in any other capacity while serving as a director, officer, employee, trustee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Michigan Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys' fees and other expenses of litigation), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, trustee, or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Sections 3 and 6 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     Section 14. Severability. If any portion of this Article IV shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom."

     [As permitted by Section 567 of the MBCA and as authorized by the Board of Directors of Federal-Mogul pursuant to Section 11 of Article IV of the By-Laws of Federal-Mogul, as amended, Federal-Mogul has purchased and maintains insurance providing for reimbursement to elected directors and officers, subject to certain exceptions, of amounts they may be legally obligated to pay, including, but not limited, to damages, judgments, settlements, costs and attorneys' fees (but not including fines, penalties or matters not insurable under the law), as a result of claims and legal actions instituted against them to recover for their acts while serving as directors or officers.]

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) List of Exhibits.

EXHIBIT
NUMBER                                     DESCRIPTION OF DOCUMENT
------         --------------------------------------------------------------------------------
  3.1      --  The Company's Second Restated Articles of Incorporation, as amended. (Filed as
               Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1992, and incorporated herein by reference.)
  3.2      --  The Company's By-laws, as amended. (Filed as Exhibit 3.2 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated herein by reference.)
  4.1      --  Rights Agreement between the Company and National Bank of Detroit, as Rights
               Agent with The Bank of New York, as successor Rights Agent (the "Rights
               Agreement"). (Filed as Exhibit 1 to the Company's Registration Statement on Form
               8-A, dated November 7, 1988, and incorporated herein by reference.)
  4.2      --  Amendment, dated July 25, 1990, to the Rights Agreement. (Filed as Exhibit 4.5
               to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
               1990, and incorporated herein by reference.)
  4.3      --  Amendment, dated September 23, 1992, to the Rights Agreement. (Filed as Exhibit
               4.4 to the Company's Annual Report on Form 10-K for the year ended December 31,
               1992 (the "1992 10-K"), and incorporated herein by reference.)
  4.4      --  Amendment, dated January 1, 1993, to the Rights Agreement. (Filed as Exhibit
               10.30 to the Company's Quarterly Report on Form 10-Q for the quarter ended June
               30, 1993, and incorporated herein by reference.)
  4.5      --  Reference is made to Exhibits 10.11, 10.12 and 10.13 hereto, which contain provisions defining the rights of holders of certain long-term debt securities of the Company. Other instruments defining the rights of holders of the long-term debt securities of the Company and any of its subsidiaries for which consolidated or unconsolidated financial statements are required to be filed have not been filed because, in each case, the total amount of long-term debt permitted thereunder does not exceed 10% of the Company's consolidated assets and the Company hereby agrees to furnish such instruments to the Securities and
               Exchange Commission upon its request.
  4.6      --  Indenture, dated as of August 12, 1994, between the Company and First Trust
               National Association, as trustee and successor to Continental Bank. (Filed as
               Exhibit 4.14 to the Company's Form 8-K dated August 19, 1994.)
  4.7      --  Form of New Note. (Filed herewith.)
  5.1      --  Form of Opinion of Diane L. Kaye, Esq. (Filed herewith.)
  8.1      --  Opinion of Wachtell, Lipton Rozen & Katz. (To be filed by amendment.)
 10.1*     --  The Company's 1976 Stock Option Plan, as last amended. (Filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994
               (the "1994 10-K"), and incorporated herein by reference.)

EXHIBIT
NUMBER                                     DESCRIPTION OF DOCUMENT
------         --------------------------------------------------------------------------------
 10.2*     --  The Company's 1984 Stock Option Plan as last amended. (Filed as Exhibit 10.2 to the 1994 10-K, and incorporated herein by reference.)
 10.3*     --  The Company's 1977 Supplemental Compensation Plan, as amended and restated.
               (Filed as Exhibit 10.27 to the Company's Quarterly Report on Form 10-Q for the
               quarter ended June 30, 1994, and incorporated herein by reference.)
 10.4*     --  The Company's Supplemental Compensation Retirement Trust Agreement. (Filed as
               Exhibit 10.4 to the 1994 10-K, and incorporated herein by reference.)
 10.5*     --  Form of Executive Severance Agreement between the Company and certain executive officers. (Filed on exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K"), and incorporated herein by reference.)
 10.6*     --  Amended and Restated Deferred Compensation Plan for Corporate Directors. (Filed
               as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended
               December 31, 1990 (the "1990 10-K"), and incorporated herein by reference.)
 10.7*     --  Supplemental Executive Retirement Plan, as amended. (Filed as Exhibit 10.10 to the 1992 10-K, and incorporated herein by reference.)
 10.8*     --  Description of Umbrella Excess Liability Insurance for the Senior Management
               Team. (Filed as Exhibit 10.11 to the 1990 10-K, and incorporated herein by reference.)
 10.9*     --  Federal-Mogul Corporation 1989 Performance Incentive Stock Plan, as amended.
               (Filed as Exhibit 10.14 to the 1994 10-K, and incorporated herein by reference.)
 10.10     --  Supply Agreement, dated as of October 20, 1992, between the Company, TRW Inc.
               and the TRW Subsidiaries (as defined therein). (Filed as Exhibit 10.15 to the
               1992 10-K, and incorporated herein by reference.)
 10.11     --  Note Agreement, dated December 1, 1990, between the Company and various financial institutions listed therein (the "Note Agreement"). (Filed as Exhibit
               10.17 to the Company's Annual Report on Form 10-K for the year ended December
               31, 1991, and incorporated herein by reference.)
 10.12     --  First Amendment, dated as of December 11, 1992, to the Note Agreement. (Filed as
               Exhibit 10.27 to the 1992 10-K, and incorporated herein by reference.)
 10.13     --  Second Amendment, dated as of July 14, 1995, to the Note Agreement. (Filed as
               Exhibit 10.29 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.)
 10.14     --  Pooling and Servicing Agreement, dated as of June 1, 1992 (the "Pooling and
               Servicing Agreement"), among Federal-Mogul Funding Corporation ("FMFC"), as
               Seller, the Company, as Servicer, and The Chase Manhattan Bank (formerly named
               Chemical Bank), as Trustee. (Filed as Exhibit 10.21 to the Company's Quarterly
               Report on Form 10-Q for the quarter ended March 31, 1993, and incorporated herein by reference.)
 10.15     --  Series 1992-1 Supplement, dated as of June 1, 1992, to the Pooling and Servicing
               Agreement. (Filed as Exhibit 10.22 to the Company's Quarterly Report on Form
               10-Q for the quarter ended June 30, 1992, and incorporated herein by reference.)
 10.16     --  Series 1993-1 Supplement, dated as of March 1, 1993, to the Pooling and
               Servicing Agreement. (Filed as Exhibit 10.29 to the Company's Quarterly Report
               on Form 10-Q for the quarter ended March 31, 1993, and incorporated herein by reference.)
 10.17     --  Receivables Purchase Agreement, dated as of June 1, 1992, between the Company and FMFC. (Filed as Exhibit 10.23 to the 1992 10-K, and incorporated herein by reference.)
 10.18*    --  Federal-Mogul Corporation Executive Loan Program. (Filed as Exhibit 10.26 to the
               Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, and incorporated herein by reference.)

EXHIBIT
NUMBER                                     DESCRIPTION OF DOCUMENT
------         --------------------------------------------------------------------------------
 10.19*    --  Federal-Mogul Corporation Non-Employee Director Stock Plan. (Filed as Exhibit 4
               to the Company's Registration Statement on Form S-8 (Registration No. 33-54301),
               and incorporated herein by reference.)
 10.20     --  Revolving Credit and Competitive Advance Facility Agreement, dated as of June
               30, 1994, among the Company, the Lenders (as defined therein), Chemical Bank, as
               Administrative Agent and as CAF Advance Agent, and the Co-Agents (as defined therein) (the "Revolving Credit Agreement"). (Filed as Exhibit 4.11 to
               Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form
               S-3 (Registration No. 33-54717), and incorporated herein by reference.)
 10.21     --  First Amendment, dated as of December 18, 1995, to the Revolving Credit
               Agreement. (Filed as Exhibit 10.28 to the Company's Quarterly Report on Form
               10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.)
 10.22     --  Second Amendment, dated as of October 21, 1996, to the Revolving Credit
               Agreement. (Filed as Exhibit 10.29 to the Company's Quarterly Report on Form
               10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.)
 10.23*    --  Employment Agreement, dated as of December 1, 1996, between the Company and R.A.
               Snell. (Filed as Exhibit 10.25 to the 1996 10-K, and incorporated herein by reference.)
 10.24*    --  Severance Agreement, dated as of December 27, 1996, between the Company and D.J.
               Gormley. (Filed as Exhibit 10.24 to the 1996 10-K, and incorporated herein by reference.)
 10.25*    --  Severance Agreement, dated as of December 1, 1996, between the Company and W.G.
               Smith. (Filed as Exhibit 10.25 to the 1996 10-K, and incorporated herein by reference.)
 10.26     --  Registration Agreement, dated April 23, 1997 among the Company, Salomon
               Brothers, Inc, Bear, Stearns & Co. Inc. and Chase Securities Inc. (Filed
               herewith.)
 10.27     --  Purchase Agreement, dated April 23, 1997, among the Company, Salomon Brothers,
               Inc, Bear, Stearns & Co. Inc. and Chase Securities Inc. (Filed herewith.)
 10.28*    --  Federal-Mogul Corporation 1997 Long-Term Incentive Plan, as adopted by the shareholders of the Company on April 23, 1997. (Filed as Exhibit 10.1 to the
               Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.)
 10.29*    --  Executive Severance Agreement, dated as of February 21, 1997, between the
               Company and Thomas W. VanHimbergen. (Filed as Exhibit 10.2 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.)
 10.30     --  Third Amendment, dated as of January 13, 1997, to Revolving Credit Agreement.
               (Filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the
               quarter ended March 31, 1997, and incorporated herein by reference.)
 10.31     --  Form of Amended and Restated Pooling and Servicing Agreement (Filed as Exhibit
               10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March
               31, 1997, and incorporated herein by reference.)
 10.32     --  Form of Series 1997-1 Supplement to the Pooling and Servicing Agreement. (Filed
               as Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.)

EXHIBIT
NUMBER                                     DESCRIPTION OF DOCUMENT
------         --------------------------------------------------------------------------------
 10.33     --  Form of Amended and Restated Receivables Purchase Agreement between the Company and FMFC. (Filed as Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q
               for the quarter ended March 31, 1997, and incorporated herein by reference.)
 10.34     --  Form of Certificate Purchase Agreement among FMFC, as Seller, Falcon Asset
               Securitization Corporation, as Purchaser, the Liquidity Providers Named Therein,
               as Liquidity Providers, and The First National Bank of Chicago, as Program
               Agent. (Filed as Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for
               the quarter ended March 31, 1997, and incorporated herein by reference.)
 11        --  Statement Re Computation of Per Share Earnings. (Filed herewith.)
 12        --  Statement Re computation of ratios. (Filed herewith.)
 23        --  Consent of Ernst & Young LLP. (Filed herewith.)
 24        --  Power of Attorney. (Filed herewith.)
 25        --  Statement of eligibility of Trustee. (To be filed by amendment.)

---------------
* Denotes management contract or compensatory plan or arrangement.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Federal-Mogul Corporation has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 19th day of June, 1997.

                                          FEDERAL-MOGUL CORPORATION

                                          By       /s/ Thomas W. Ryan
                                            ------------------------------------
                                                       Thomas W. Ryan
                                                 Senior Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

     Each of the undersigned whose signature appears below hereby constitutes and appoints Thomas W. Ryan and Diane L. Kaye, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1993.

     Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           /s/ RICHARD A. SNELL               Chairman of the Board, Chief        June 19, 1997
------------------------------------------    Executive Officer, President
             Richard A. Snell                 and Director
                                              (Principal Executive Officer)

            /s/ THOMAS W. RYAN                Senior Vice President and Chief     June 19, 1997
------------------------------------------    Financial Officer
              Thomas W. Ryan                  (Principal Financial Officer)

           /s/ KENNETH P. SLABY               Vice President and Controller       June 19, 1997
------------------------------------------    (Principal Accounting Officer)
             Kenneth P. Slaby

            /s/ JOHN J. FANNON                Director                            June 19, 1997
------------------------------------------
              John J. Fannon

          /s/ RODERICK M. HILLS               Director                            June 19, 1997
------------------------------------------
            Roderick M. Hills

            /s/ ANTONIO MADERO                Director                            June 19, 1997
------------------------------------------
              Antonio Madero

        /s/ ROBERT S. MILLER, JR.             Director                            June 19, 1997
------------------------------------------
          Robert S. Miller, Jr.

             /s/ JOHN C. POPE                 Director                            June 19, 1997
------------------------------------------
               John C. Pope

       /s/ DR. HUGO MICHAEL SEKYRA            Director                            June 19, 1997
------------------------------------------
         Dr. Hugo Michael Sekyra

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                     DESCRIPTION OF DOCUMENT
------         --------------------------------------------------------------------------------
  3.1      --  The Company's Second Restated Articles of Incorporation, as amended. (Filed as
               Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1992, and incorporated herein by reference.)
  3.2      --  The Company's By-laws, as amended. (Filed as Exhibit 3.2 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated herein by reference.)
  4.1      --  Rights Agreement between the Company and National Bank of Detroit, as Rights
               Agent with The Bank of New York, as successor Rights Agent (the "Rights
               Agreement"). (Filed as Exhibit 1 to the Company's Registration Statement on Form
               8-A, dated November 7, 1988, and incorporated herein by reference.)
  4.2      --  Amendment, dated July 25, 1990, to the Rights Agreement. (Filed as Exhibit 4.5
               to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
               1990, and incorporated herein by reference.)
  4.3      --  Amendment, dated September 23, 1992, to the Rights Agreement. (Filed as Exhibit
               4.4 to the Company's Annual Report on Form 10-K for the year ended December 31,
               1992 (the "1992 10-K"), and incorporated herein by reference.)
  4.4      --  Amendment, dated January 1, 1993, to the Rights Agreement. (Filed as Exhibit
               10.30 to the Company's Quarterly Report on Form 10-Q for the quarter ended June
               30, 1993, and incorporated herein by reference.)
  4.5      --  Reference is made to Exhibits 10.11, 10.12 and 10.13 hereto, which contain provisions defining the rights of holders of certain long-term debt securities of the Company. Other instruments defining the rights of holders of the long-term debt securities of the Company and any of its subsidiaries for which consolidated or unconsolidated financial statements are required to be filed have not been filed because, in each case, the total amount of long-term debt permitted thereunder does not exceed 10% of the Company's consolidated assets and the Company hereby agrees to furnish such instruments to the Securities and
               Exchange Commission upon its request.
  4.6      --  Indenture, dated as of August 12, 1994, between the Company and First Trust
               National Association, as trustee and successor to Continental Bank. (Filed as
               Exhibit 4.14 to the Company's Form 8-K dated August 19, 1994.)
  4.7      --  Form of New Note. (Filed herewith.)
  5.1      --  Form of Opinion of Diane L. Kaye, Esq. (Filed herewith.)
  8.1      --  Opinion of Wachtell, Lipton Rozen & Katz. (To be filed by amendment.)
 10.1*     --  The Company's 1976 Stock Option Plan, as last amended. (Filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994
               (the "1994 10-K"), and incorporated herein by reference.)
 10.2*     --  The Company's 1984 Stock Option Plan as last amended. (Filed as Exhibit 10.2 to the 1994 10-K, and incorporated herein by reference.)
 10.3*     --  The Company's 1977 Supplemental Compensation Plan, as amended and restated.
               (Filed as Exhibit 10.27 to the Company's Quarterly Report on Form 10-Q for the
               quarter ended June 30, 1994, and incorporated herein by reference.)
 10.4*     --  The Company's Supplemental Compensation Retirement Trust Agreement. (Filed as
               Exhibit 10.4 to the 1994 10-K, and incorporated herein by reference.)
 10.5*     --  Form of Executive Severance Agreement between the Company and certain executive officers. (Filed on exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K"), and incorporated herein by reference.)
 10.6*     --  Amended and Restated Deferred Compensation Plan for Corporate Directors. (Filed
               as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended
               December 31, 1990 (the "1990 10-K"), and incorporated herein by reference.)

EXHIBIT
NUMBER                                     DESCRIPTION OF DOCUMENT
------         --------------------------------------------------------------------------------
 10.7*     --  Supplemental Executive Retirement Plan, as amended. (Filed as Exhibit 10.10 to the 1992 10-K, and incorporated herein by reference.)
 10.8*     --  Description of Umbrella Excess Liability Insurance for the Senior Management
               Team. (Filed as Exhibit 10.11 to the 1990 10-K, and incorporated herein by reference.)
 10.9*     --  Federal-Mogul Corporation 1989 Performance Incentive Stock Plan, as amended.
               (Filed as Exhibit 10.14 to the 1994 10-K, and incorporated herein by reference.)
 10.10     --  Supply Agreement, dated as of October 20, 1992, between the Company, TRW Inc.
               and the TRW Subsidiaries (as defined therein). (Filed as Exhibit 10.15 to the
               1992 10-K, and incorporated herein by reference.)
 10.11     --  Note Agreement, dated December 1, 1990, between the Company and various financial institutions listed therein (the "Note Agreement"). (Filed as Exhibit
               10.17 to the Company's Annual Report on Form 10-K for the year ended December
               31, 1991, and incorporated herein by reference.)
 10.12     --  First Amendment, dated as of December 11, 1992, to the Note Agreement. (Filed as
               Exhibit 10.27 to the 1992 10-K, and incorporated herein by reference.)
 10.13     --  Second Amendment, dated as of July 14, 1995, to the Note Agreement. (Filed as
               Exhibit 10.29 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.)
 10.14     --  Pooling and Servicing Agreement, dated as of June 1, 1992 (the "Pooling and
               Servicing Agreement"), among Federal-Mogul Funding Corporation ("FMFC"), as
               Seller, the Company, as Servicer, and The Chase Manhattan Bank (formerly named
               Chemical Bank), as Trustee. (Filed as Exhibit 10.21 to the Company's Quarterly
               Report on Form 10-Q for the quarter ended March 31, 1993, and incorporated herein by reference.)
 10.15     --  Series 1992-1 Supplement, dated as of June 1, 1992, to the Pooling and Servicing
               Agreement. (Filed as Exhibit 10.22 to the Company's Quarterly Report on Form
               10-Q for the quarter ended June 30, 1992, and incorporated herein by reference.)
 10.16     --  Series 1993-1 Supplement, dated as of March 1, 1993, to the Pooling and
               Servicing Agreement. (Filed as Exhibit 10.29 to the Company's Quarterly Report
               on Form 10-Q for the quarter ended March 31, 1993, and incorporated herein by reference.)
 10.17     --  Receivables Purchase Agreement, dated as of June 1, 1992, between the Company and FMFC. (Filed as Exhibit 10.23 to the 1992 10-K, and incorporated herein by reference.)
 10.18*    --  Federal-Mogul Corporation Executive Loan Program. (Filed as Exhibit 10.26 to the
               Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, and incorporated herein by reference.)
 10.19*    --  Federal-Mogul Corporation Non-Employee Director Stock Plan. (Filed as Exhibit 4
               to the Company's Registration Statement on Form S-8 (Registration No. 33-54301),
               and incorporated herein by reference.)
 10.20     --  Revolving Credit and Competitive Advance Facility Agreement, dated as of June
               30, 1994, among the Company, the Lenders (as defined therein), Chemical Bank, as
               Administrative Agent and as CAF Advance Agent, and the Co-Agents (as defined therein) (the "Revolving Credit Agreement"). (Filed as Exhibit 4.11 to
               Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form
               S-3 (Registration No. 33-54717), and incorporated herein by reference.)
 10.21     --  First Amendment, dated as of December 18, 1995, to the Revolving Credit
               Agreement. (Filed as Exhibit 10.28 to the Company's Quarterly Report on Form
               10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.)
 10.22     --  Second Amendment, dated as of October 21, 1996, to the Revolving Credit
               Agreement. (Filed as Exhibit 10.29 to the Company's Quarterly Report on Form
               10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.)
 10.23*    --  Employment Agreement, dated as of December 1, 1996, between the Company and R.A.
               Snell. (Filed as Exhibit 10.25 to the 1996 10-K, and incorporated herein by reference.)

EXHIBIT
NUMBER                                     DESCRIPTION OF DOCUMENT
------         --------------------------------------------------------------------------------
 10.24*    --  Severance Agreement, dated as of December 27, 1996, between the Company and D.J.
               Gormley. (Filed as Exhibit 10.24 to the 1996 10-K, and incorporated herein by reference.)
 10.25*    --  Severance Agreement, dated as of December 1, 1996, between the Company and W.G.
               Smith. (Filed as Exhibit 10.25 to the 1996 10-K, and incorporated herein by reference.)
 10.26     --  Registration Agreement, dated April 23, 1997 among the Company, Salomon
               Brothers, Inc, Bear, Stearns & Co. Inc. and Chase Securities Inc. (Filed
               herewith.)
 10.27     --  Purchase Agreement, dated April 23, 1997, among the Company, Salomon Brothers,
               Inc, Bear, Stearns & Co. Inc. and Chase Securities Inc. (Filed herewith.)
 10.28*    --  Federal-Mogul Corporation 1997 Long-Term Incentive Plan, as adopted by the shareholders of the Company on April 23, 1997. (Filed as Exhibit 10.1 to the
               Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.)
 10.29*    --  Executive Severance Agreement, dated as of February 21, 1997, between the
               Company and Thomas W. VanHimbergen. (Filed as Exhibit 10.2 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.)
 10.30     --  Third Amendment, dated as of January 13, 1997, to Revolving Credit Agreement.
               (Filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the
               quarter ended March 31, 1997, and incorporated herein by reference.)
 10.31     --  Form of Amended and Restated Pooling and Servicing Agreement (Filed as Exhibit
               10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March
               31, 1997, and incorporated herein by reference.)
 10.32     --  Form of Series 1997-1 Supplement to the Pooling and Servicing Agreement. (Filed
               as Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.)
 10.33     --  Form of Amended and Restated Receivables Purchase Agreement between the Company and FMFC. (Filed as Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q
               for the quarter ended March 31, 1997, and incorporated herein by reference.)
 10.34     --  Form of Certificate Purchase Agreement among FMFC, as Seller, Falcon Asset
               Securitization Corporation, as Purchaser, the Liquidity Providers Named Therein,
               as Liquidity Providers, and The First National Bank of Chicago, as Program
               Agent. (Filed as Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for
               the quarter ended March 31, 1997, and incorporated herein by reference.)
 11        --  Statement Re Computation of Per Share Earnings. (Filed herewith.)
 12        --  Statement Re computation of ratios. (Filed herewith.)
 23        --  Consent of Ernst & Young LLP. (Filed herewith.)
 24        --  Power of Attorney. (Filed herewith.)
 25        --  Statement of eligibility of Trustee. (To be filed by amendment.)

---------------
* Denotes management contract or compensatory plan or arrangement.